EXHIBIT 4.2

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                                                               EXECUTION COPY


                THE MONEY STORE BUSINESS LOAN BACKED TRUST 1999-1


                                 TRUST AGREEMENT


                                      among

                    THE MONEY STORE COMMERCIAL MORTGAGE INC.,
                             as Seller and Servicer


                                       and


                         CHASE MANHATTAN BANK DELAWARE,
                                as Owner Trustee


                            Dated as of May 31, 1999


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


                            TABLE OF CONTENTS
                                                                      Page
                         ARTICLE I - DEFINITIONS

SECTION 1.1.         Capitalized Terms...................................2
SECTION 1.2.         Other Definitional Provisions.......................6

                        ARTICLE II - ORGANIZATION

SECTION 2.1.         Name.....................................................7
SECTION 2.2.         Office...................................................7
SECTION 2.3.         Purposes and Powers......................................7
SECTION 2.4.         Appointment of Owner Trustee.............................8
SECTION 2.5.         Initial Capital Contribution of Trust Estate.............8
SECTION 2.6.         Declaration of Trust.....................................8
SECTION 2.7.         Transfer of Interest to the Holder of the
                     Special Interests; Liability of the Holder of
                     the Special Interests....................................9
SECTION 2.8.         Title to Trust Property..................................9
SECTION 2.9.         Situs of Trust...........................................9
SECTION 2.10.        Representations and Warranties of the Seller............10
SECTION 2.11.        Voting Interest.........................................10
SECTION 2.12.        Pool II Federal Income Tax Allocations..................12
SECTION 2.13.        Certain REMIC Matters...................................12
SECTION 2.14.        Miscellaneous REMIC Provisions..........................14
SECTION 2.15         Investment Company......................................15

           ARTICLE III - TRUST CERTIFICATES AND TRANSFER OF INTERESTS

SECTION 3.1.         Initial Ownership.......................................15
SECTION 3.2.         The Trust Certificates..................................15
SECTION 3.3.         Authentication of Trust Certificates....................16
SECTION 3.4.         Registration of Transfer and Exchange of Trust
                     Certificates............................................16
SECTION 3.5.         Mutilated, Destroyed, Lost or Stolen Trust
                     Certificates............................................17
SECTION 3.6.         Persons Deemed Certificateholders.......................17
SECTION 3.7.         Access to List of Certificateholders' Names and
                     Addresses...............................................18
SECTION 3.8.         Appointment of Authenticating Agent.....................18
SECTION 3.9.         Appointment of Paying Agent.............................18
SECTION 3.10.        Restrictions on Transfer................................19
SECTION 3.11.        [Reserved]..............................................22
SECTION 3.12.        Disposition by the Holder of the Special
                     Interests...............................................22

                     ARTICLE IV - ACTIONS BY OWNER TRUSTEE

SECTION 4.1.         Prior Notice to Owners with Respect to Certain
                     Matters.................................................23
SECTION 4.2.         Action by the Owner Trustee with Respect to
                     Certain Matters.........................................24
SECTION 4.3.         Action by Holder of Voting Interest with Respect
                     to Bankruptcy...........................................24
SECTION 4.4.         Restrictions on Power...................................24
SECTION 4.5.         Control by Holder of the Voting Interest................25
SECTION 4.6.         Execution of Documents..................................25

             ARTICLE V - APPLICATION OF TRUST FUNDS: CERTAIN DUTIES

SECTION 5.1.         Establishment of Certificate Distribution Account.......26
SECTION 5.2.         Application of Funds in Certificate Distribution
                     Account.................................................26
SECTION 5.3.         [Reserved.].............................................27
SECTION 5.4.         Method of Payment.......................................27
SECTION 5.5.         No Segregation of Monies; No Interest...................27
SECTION 5.6. Accounting and Reports to the Noteholders, Certificateholders, the Internal Revenue Service
                     and Others..............................................27
SECTION 5.7.         Signature on Returns; Tax Matters Partner;
                     Tax Matters Person......................................28

               ARTICLE VI - AUTHORITY AND DUTIES OF OWNER TRUSTEE

SECTION 6.1.         General Authority.......................................28
SECTION 6.2.         Action upon Instruction.................................29
SECTION 6.3.         No Duties Except as Specified in this Agreement
                     or in Instructions......................................30
SECTION 6.4.         No Action Except under Specified Documents
                     or Instructions.........................................31
SECTION 6.5.         Restrictions............................................31
SECTION 6.6.         Notice of Default Under Indenture.......................31

                   ARTICLE VII - CONCERNING THE OWNER TRUSTEE

SECTION 7.1.         Acceptance of Trusts and Duties.........................31
SECTION 7.2.         Furnishing of Documents.................................33
SECTION 7.3.         Representations and Warranties..........................33
SECTION 7.4.         Reliance; Advice of Counsel.............................33
SECTION 7.5.         Not Acting in Individual Capacity.......................34
SECTION 7.6.         Owner Trustee Not Liable for Trust Certificates
                     or Loans................................................34
SECTION 7.7.         Owner Trustee May Own Trust Certificates and
                     Series 1999-1 Notes.....................................35
SECTION 7.8.         Payments from Owner Trust Estate........................35
SECTION 7.9.         Doing Business in Other Jurisdictions...................35

                  ARTICLE VIII - COMPENSATION OF OWNER TRUSTEE

SECTION 8.1.         Owner Trustee's Fees and Expenses.......................35
SECTION 8.2.         Indemnification.........................................36
SECTION 8.3.         Payments to the Owner Trustee...........................36
SECTION 8.4.         Non-recourse Obligations................................36

               ARTICLE IX - DISSOLUTION AND TERMINATION OF TRUST

SECTION 9.1.         Termination of Trust Agreement..........................36

               ARTICLE X - SUCCESSOR OWNER TRUSTEES AND ADDITIONAL
                                 OWNER TRUSTEES

SECTION 10.1.        Eligibility Requirements for Owner Trustee..............38
SECTION 10.2.        Resignation or Removal of Owner Trustee.................38
SECTION 10.3.        Successor Owner Trustee.................................39
SECTION 10.4.        Merger or Consolidation of Owner Trustee................39
SECTION 10.5.        Appointment of Co-Trustee or Separate Indenture
                     Trustee.................................................40
SECTION 10.6.        Resignation or Removal of Holder of the Voting
                     Interest................................................41

                           ARTICLE XI - MISCELLANEOUS

SECTION 11.1.        Supplements and Amendments..............................42
SECTION 11.2.        No Legal Title to Owner Trust Estate in
                     Certificateholders......................................43
SECTION 11.3.        Limitations on Rights of Others.........................43
SECTION 11.4.        Notices.................................................43
SECTION 11.5.        Severability............................................44
SECTION 11.6.        Separate Counterparts...................................44
SECTION 11.7.        Successors and Assigns..................................44
SECTION 11.8.        [Reserved.].............................................44
SECTION 11.9.        No Petition.............................................44
SECTION 11.10.       No Recourse.............................................44
SECTION 11.11.       Headings................................................45
SECTION 11.12.       Governing Law...........................................45
SECTION 11.13.       Servicer................................................45


EXHIBITS

Exhibit A      Form of Certificate
Exhibit B      Form of Certificate of Trust
Exhibit C      Form of Investment Letter
Exhibit D      Form of Transferee Affidavit

          TRUST AGREEMENT dated as of May 31, 1999 among The Money Store Commercial Mortgage Inc., as Seller and Servicer, and Chase Manhattan Bank Delaware, as Owner Trustee.

                                   ARTICLE 1.

                                   DEFINITIONS

          SECTION CAPITALIZED TERMS. For all purposes of this Agreement, the following terms shall have the meanings set forth below:

          "Agreement" shall mean this Trust Agreement, as the same may be amended and supplemented from time to time.

          "Authenticating Agent" shall mean any authenticating agent or co-authenticating agent appointed pursuant to Section 3.8 and shall initially be HSBC Bank USA.

          "Bank" shall mean Chase Manhattan Bank Delaware, or any successor thereto, in its individual capacity.

          "Basic Documents" shall mean the Sale and Servicing Agreement, the Indenture, the Note Depository Agreement, the Certificate of Trust, this Trust Agreement, the Letters of Credit Agreement and the other documents and certificates delivered in connection therewith.

          "Business Trust Statute" shall mean Chapter 38 of Title 12 of the Delaware Code, 12 DEL. CODE ss. 3801 eT SEq., as the same may be amended from time to time.

          "Certificate" means any of the Class I, Class R or Class II Certificates, each of which evidence the beneficial interest of the related Certificateholder in either Pool I (in the case of a Class I or Class R Certificate) or Pool II (in the case of a Class II Certificate) each comprising a portion of the Trust, substantially in the forms of Exhibits A-1, A-2 and A-3, respectively, attached hereto.

          "Certificate Distribution Accounts" shall have the meaning assigned to such term in Section 5.1.

          "Certificate of Trust" shall mean the Certificate of Trust in the form of Exhibit B to be filed for the Trust pursuant to Section 3810(a) of the Business Trust Statute.

          "Certificate Register" and "Certificate Registrar" shall mean the register mentioned in and the registrar appointed pursuant to Section 3.4.

          "Class" or "Classes" means the reference to any one or more the Class I, Class R or Class II Certificates, or if specified, to any class or classes of Notes.

          "Class I Certificates" means the Class I Certificates, substantially in the form of Exhibit A hereto.

          "Class II Certificates" means the Class II Certificates substantially in the form of Exhibit A hereto.

          "Class R Certificates" means the Class R Certificates, substantially in the form of Exhibit A hereto, which shall represent both the Class R-I and Class R-II Interests described in Section 2.13.

          "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time, and Treasury Regulations promulgated thereunder.

          "Corporate Trust Office" shall mean, (i) with respect to the Owner Trustee, the principal corporate trust office of the Owner Trustee located at 1201 Market Street, Wilmington, Delaware 19801, Attention: Corporate Trust Administration; or at such other address as the Owner Trustee may designate by notice to the Certificateholders, and the Representative, or the principal corporate trust office of any successor Owner Trustee (the address of which the successor owner trustee will notify the Certificateholders and the Representative); and (ii) with respect to the Authenticating Agent, the principal corporate trust office of the Authenticating Agent located at 140 Broadway, 12th Floor, New York, New York 10005, Attention: Corporate Trust Department, or at such other address as the Authenticating Agent may designate by notice to the Owner Trustee.

          "Delaware Trustee" shall have the meaning assigned to such term in
Section 10.1.

          "Disqualified Person" shall mean any of the following: (i) the United States, any State or political subdivision thereof, any possession of the United States, or any agency or instrumentality of any of the foregoing (other than an instrumentality which is a corporation if all of its activities are subject to tax, and, except for the Federal Home Loan Mortgage Corporation, a majority of its board of directors is not selected by such governmental unit), (ii) any foreign government, any international organization, or any agency or instrumentality of any of the foregoing, (iii) any organization (other than certain farmers' cooperatives described in Section 521 of the Code) which is exempt from tax imposed by Chapter 1 of the Code (including the tax imposed by Section 511 of the Code on unrelated business taxable income), (iv) rural electric and telephone cooperatives described in Section 1381(a)(2)(C) of the Code and (v) any other Person so designated by the Trust Administrator based upon an Opinion of Counsel that a transfer of a Class R Certificate to such Person may cause either REMIC I or REMIC II to fail to qualify as a REMIC at any time that the Pool I Notes and/or Class I Certificates are outstanding. For purposes of this definition, the terms "United States", "State" and "international organization" shall have the meanings set forth in Section 7701 of the Code or successor provisions.

          "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

          "Expenses" shall have the meaning assigned to such term in Section
8.2.

          "Holder" or "Certificateholder" shall mean the Person in whose name a Trust Certificate is registered on the Certificate Register and the Holder of the Special Interests.

          "Holder of the Special Interests" shall mean First Union National Bank, a national banking association.

          "Holder of the Voting Interest" shall mean Norwest Bank Minnesota, National Association, and any permitted successor, assignee or transferee thereof.

          "Indemnified Parties" shall have the meaning assigned to such term in
Section 8.2.

          "Indenture" shall mean the Indenture dated as of May 31, 1999 between the Trust and HSBC Bank USA, as Indenture Trustee, as the same may be amended or supplemented from time to time.

          "Indenture Trustee" shall mean HSBC Bank USA, as Indenture Trustee under the Indenture, or any successor thereto.

          "Letter of Credits": " shall mean the two separate letters of credit issued by First Union National Bank in favor of the Indenture Trustee for the benefit of the Noteholders.

          "Loan" shall have the meaning set forth in the Sale and Servicing Agreement.

          "Note Depository Agreement" shall mean the agreement among the Trust, the Indenture Trustee, the Servicer and The Depository Trust Company, as the initial Clearing Agency, dated as of one Business Day prior to the Closing Date, relating to The Money Store Business Loan Backed Notes, Series 1999-1, as the same may be amended or supplemented from time to time.

          "Note" shall mean any of The Money Store Business Loan Backed Notes, Series 1999-1, Class AS-1, Class AS-2, Class AS-3, Class MS-1, Class MS-2, Class BS, Class AN, Class MN or Class BN issued by The Money Store Business Loan Backed Trust 1999-1 pursuant to the Indenture.

          "Originator" shall mean each entity listed on Annex I attached hereto.

          "Ownership Percentage" shall mean with respect to any Certificateholder, the proportion (expressed as a percentage) of the aggregate beneficial ownership interests in any Class of Certificates held of record by such Certificateholder, as evidenced by such Holder's Certificates.

          "Owner Trust Estate" shall mean all right, title and interest of the Trust in and to the property and rights assigned to the Trust pursuant to
Article II of the Sale and Servicing Agreement, all funds on deposit from time to time in the Trust Accounts and the Certificate Distribution Account and all other property of the Trust from time to time, including any rights of the Trust pursuant to the Sale and Servicing Agreement.

          "Owner Trustee" shall mean Chase Manhattan Bank Delaware, a Delaware banking corporation, not in its individual capacity but solely as owner trustee under this Agreement, and any successor Owner Trustee hereunder.

          "Paying Agent" shall mean any paying agent or co-paying agent appointed pursuant to Section 3.9 and shall initially be HSBC Bank USA.

          "Pool I" and "Pool II" shall have the meanings set forth in the Sale and Servicing Agreement.

          "Record Date" shall mean, with respect to any Remittance Date, the close of business on the last day of the month immediately preceding the month of the related Remittance Date.

          "REMIC" shall mean a real estate mortgage investment conduit within the meaning of Section 860D of the Code.

          "REMIC I" shall mean the segregated portion of assets, consisting of the Owner Trust Estate with respect to Pool I (excluding the REMIC I Regular Interests, the Rounding Account and the Interest Carryover Account), for which a REMIC election is made in accordance with the terms of Section 2.13.

          "REMIC I Regular Interests" shall have the meaning ascribed to such term in Section 2.13.

          "REMIC II" shall mean the segregated portion of assets, consisting of the REMIC I Regular Interests, for which a REMIC election is made in accordance with the terms of Section 2.13.

          "Representative" shall mean The Money Store Inc., a New Jersey corporation, as Representative of the Seller, and, its successors and assigns.

          "Responsible Officer" shall mean, when used with respect to the Owner Trustee or the Authenticating Agent, any officer assigned to the Corporate Trust Office of the Owner Trustee or the Authenticating Agent, as the case may be, including any Vice President, any Assistant Vice President, any Assistant Secretary, any trust officer or any other officer of the Owner Trustee or the Authenticating Agent, as the case may be, customarily performing functions similar to those performed by any of the above designated officers or any agent acting under a power of attorney from the Owner Trustee or the Authenticating Agent, as the case may be, having responsibility for the administration of this Trust Agreement and also, with respect to a particular matter relating to the Trust, any other officer of the Owner Trustee or the Authenticating Agent, as the case may be, to whom such matter is referred because of such officer's knowledge of and familiarity with such matter. Any notice given to the Owner Trustee at the address and in the manner specified in Section 11.4 hereof shall be deemed to be given to a Responsible Officer.

          "Sale and Servicing Agreement" shall mean the Sale and Servicing Agreement, dated as of May 31, 1999, among the Trust, The Money Store Commercial Mortgage Inc., as Seller and Servicer, and The Money Store Inc., as Representative, as the same may be amended and supplemented from time to time.

          "Secretary of State" shall mean the Secretary of State of the State of Delaware.

          "Seller" means The Money Store Commercial Mortgage Inc., in its capacity as Seller.

          "Series 1999-1 Notes" shall mean The Money Store Business Loan Backed Trust 1999-1 Business Loan Backed Notes, Series 1999-1, Class AS-1, Class AS-2, Class AS-3, Class MS-1, Class MS-2, Class BS, Class AN, Class MN and Class BN.

          "Servicer" means The Money Store Commercial Mortgage Inc., a New Jersey corporation, in its capacity as Servicer, or any successor servicer under the Sale and Servicing Agreement.

          "Special Interests" shall have the meaning assigned to such term in
Section 2.7.

          "Treasury Regulations" shall mean regulations, including proposed or temporary regulations, promulgated under the Code. References herein to specific provisions of proposed or temporary regulations shall include analogous provisions of final Treasury Regulations or other successor Treasury Regulations.

          "Trust" shall mean the trust established by this Agreement.

          "Trust Certificate" shall mean a Certificate.

          "Voting Interest" shall have the meaning assigned to such term in
Section 2.11.

          SECTION 1.02. OTHER DEFINITIONAL PROVISIONS. Capitalized terms used and not otherwise defined herein have the meanings assigned to them in the Sale and Servicing Agreement or, if not defined therein, in the Indenture.

          All terms defined in this Agreement shall have the defined meanings when used in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein.

          As used in this Agreement and in any certificate or other document made or delivered pursuant hereto or thereto, accounting terms not defined in this Agreement or in any such certificate or other document, and accounting terms partly defined in this Agreement or in any such certificate or other document to the extent not defined, shall have the respective meanings given to them under generally accepted accounting principles as in effect on the date of this Agreement or any such certificate or other document, as applicable. To the extent that the definitions of accounting terms in this Agreement or in any such certificate or other document are inconsistent with the meanings of such terms under generally accepted accounting principles, the definitions contained in this Agreement or in any such certificate or other document shall control.

          The words "hereof," "herein," "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement; Section and Exhibit references contained in this Agreement are references to Sections and Exhibits in or to this Agreement unless otherwise specified; and the term "including" shall mean "including without limitation."

          The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such terms.

                                   ARTICLE II.

                                  ORGANIZATION

          SECTION 2.1. NAME. The name of the Trust created hereby shall be "The Money Store Business Loan Backed Trust 1999-1", in which name the Owner Trustee, on behalf of the Trust, shall have power and authority, and is hereby authorized and empowered, to engage in the transactions contemplated hereby, conduct the business of the Trust, make and execute contracts and other instruments on behalf of the Trust and sue and be sued.

          SECTION 2.2. OFFICE. The office of the Trust shall be in care of the Owner Trustee at the Corporate Trust Office or at such other address as the Owner Trustee may designate by written notice to the Certificateholders and the Representative.

          SECTION 2.3. PURPOSES AND POWERS. (a) The purpose of the Trust is, and the Trust shall have the power and authority, and the Owner Trustee shall have power and authority, and is hereby authorized and empowered in the name and on behalf of the Trust, to do or cause to be done all acts and things necessary, appropriate or convenient to cause the Trust to engage in the following activities:

               to execute, deliver and issue the Series 1999-1 Notes pursuant to the Indenture and to authorize, execute, authenticate, issue and deliver each Class of the Trust Certificates, the Special Interests and the Voting Interest pursuant to this Agreement, and to sell the Series 1999-1 Notes, the Trust Certificates, the Special Interests and the Voting Interest;

               with the proceeds of the sale of the Series 1999-1 Notes and the Trust Certificates, to pay the organizational, start-up and transactional expenses of the Trust and to pay the balance to the Seller pursuant to the Sale and Servicing Agreement;

               to acquire, receive and accept from time to time the Owner Trust Estate, and to assign, grant, transfer, pledge, mortgage and convey the Owner Trust Estate (including the Collateral) pursuant to the Indenture and to hold, manage and distribute to the Certificateholders pursuant to the terms of the Sale and Servicing Agreement any portion of the Owner Trust Estate released from the lien of, and remitted to the Trust pursuant to, the Indenture;

               to enter into, execute, deliver, file and perform its obligations under the Basic Documents;

               to engage in those activities, including entering into agreements, that are necessary, suitable or convenient to accomplish the foregoing or are incidental thereto or connected therewith; and

               subject to compliance with the Basic Documents to which the Trust is a party, to engage in such other activities as may be required in connection with conservation of the Owner Trust Estate and the making of distributions to the Certificateholders and the Noteholders.

The Trust is hereby authorized to engage in the foregoing activities. The Trust shall not engage in any activity other than in connection with the foregoing or other than as required or authorized by the terms of this Agreement or the Basic Documents.

          SECTION 2.4. APPOINTMENT OF OWNER TRUSTEE. The Seller hereby appoints the Owner Trustee as trustee of the Trust effective as of the date hereof, to have all the rights, powers, authority, authorization and duties set forth herein.

          SECTION 2.5. INITIAL CAPITAL CONTRIBUTION OF TRUST ESTATE. The Seller hereby sells, assigns, transfers, conveys and sets over to the Owner Trustee, as of the date hereof, the sum of $1. The Owner Trustee hereby acknowledges receipt in trust from the Seller as of the date hereof, of the foregoing contribution, which shall constitute the initial Owner Trust Estate and shall be deposited in the Certificate Distribution Account. The Seller shall pay all organizational expenses of the Trust as they may arise.

          SECTION 2.6. DECLARATION OF TRUST. The Owner Trustee hereby declares that it will hold the Owner Trust Estate in trust upon and subject to the conditions set forth herein for the use and benefit of the Certificateholders, subject to the obligations of the Trust under the Basic Documents to which the Trust is a party. It is the intention of the parties hereto that the Trust constitute a business trust under the Business Trust Statute and that this Agreement constitute the governing instrument of such business trust. It is the intention of the parties hereto that, solely for income and franchise tax purposes, the Trust, as it relates to the assets in Pool II, the Pool II Notes and the Class II Certificates, shall be treated as a partnership if, for federal income tax purposes, the Trust is considered to have more than one Class II Certificateholder, or as a division of the Class II Certificateholder that is ignored as an entity separate from the Certificateholder if, for federal income tax purposes, there is a single Class II Certificateholder. The parties agree that, unless otherwise required by appropriate tax authorities, the Trust will file or cause to be filed annual or other necessary returns, reports and other forms consistent with the characterization of the Trust, as it relates to the assets in Pool II, the Pool II Notes and the Class II Certificates, as a partnership or division of the Class II Certificateholder, as just described, for such tax purposes. Effective as of the date hereof, the Owner Trustee shall have all rights, powers, authority and authorization set forth herein and to the extent not inconsistent herewith, in the Business Trust Statute with respect to accomplishing the purposes of the Trust. The Owner Trustee shall file the Certificate of Trust with the Secretary of State.

          In addition, for federal income tax purposes and with respect to Pool I, the Owner Trustee shall execute and deliver all documents required to make and maintain effective REMIC elections with respect to Pool I as described in
Section 2.13; and the Trust will file or cause to be filed annual or other necessary returns, reports or other forms consistent with the characterization of the Pool I assets as two REMICs, as described in Section 2.13.

          SECTION 2.7. TRANSFER OF INTEREST TO THE HOLDER OF THE SPECIAL INTERESTS; LIABILITY OF THE HOLDER OF THE SPECIAL INTERESTS. (a) First Union National Bank shall be the holder of no less than a 1% non-transferable Ownership Percentage in each of the Class I and Class II Certificates (each, a "Special Interest" and collectively, the "Special Interests"). For purposes of the Business Trust Statute, each of the Special Interests shall be deemed a separate class of beneficial ownership interest in the Trust from all other beneficial ownership interests in the Trust, and the Holder of the Special Interests, as such, shall be deemed a separate class of beneficial owner of the Trust from all other beneficial owners of the Trust.

               (b) No Holder or Holder of the Voting Interest shall have any personal liability for any liability or obligation of the Trust.

          SECTION 2.8. TITLE TO TRUST PROPERTY. (a) Legal title to all the Owner Trust Estate shall be vested at all times in the Trust as a separate legal entity except where applicable law in any jurisdiction requires title to any part of the Owner Trust Estate to be vested in a trustee or trustees, in which case title shall be deemed to be vested in the Owner Trustee, a co-trustee and/or a separate trustee, as the case may be.

               (b) No Holder shall have legal title to any part of the Owner Trust Estate. The Holders shall be entitled to receive distributions with respect to their undivided beneficial ownership interest therein only in accordance with Articles V and IX. No transfer, by operation of law or otherwise, of any right, title or interest by any Certificateholder of its beneficial ownership interest in the Owner Trust Estate shall operate to terminate this Agreement or the trusts hereunder or entitle any transferee to an accounting or to the transfer to it of legal title to any part of the Owner Trust Estate.

          SECTION 2.9. SITUS OF TRUST. The Trust will be located and administered in the State of Delaware. All bank accounts maintained by the Owner Trustee on behalf of the Trust shall be located in the States of Delaware, North Carolina or New York. Payments will be received by the Trust only in Delaware, New York or North Carolina, and payments will be made by the Trust only from Delaware, New York or North Carolina. The only office of the Trust will be at the Corporate Trust Office in Delaware.

          SECTION 2.10. REPRESENTATIONS AND WARRANTIES OF THE SELLER. The Seller hereby represents and warrants, to the Owner Trustee as of the Closing Date, that:

          (a) It is duly organized and validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation, with corporate power and authority to own its properties and to conduct its business as such properties are currently owned and such business presently conducted.

          (b) It is duly qualified to do business as a foreign corporation in good standing, and has obtained all necessary licenses and approvals in all jurisdictions in which the ownership or lease of property or the conduct of its business shall require such qualifications.

          (c) It has the corporate power and authority to execute and deliver this Agreement and to carry out its terms and the execution, delivery and performance of this Agreement has been duly authorized by all necessary corporate action.

          (d) The consummation of the transactions contemplated by this Agreement and the fulfillment of the terms hereof do not conflict with, result in any breach of any of the terms and provisions of, or constitute (with or without notice or lapse of time) a default under its articles of incorporation or bylaws, or any material indenture, agreement or other material instrument to which it is a party or by which it is bound; nor result in the creation or imposition of any lien upon any of its properties pursuant to the terms of any such indenture, agreement or other instrument (other than pursuant to the Basic Documents); nor violate any law or, to the best of its knowledge, any order, rule or regulation applicable to it of any court or of any federal or state regulatory body, administrative agency or other governmental instrumentality having jurisdiction over it or its properties.

          SECTION 2.11. VOTING INTEREST. By acceptance and agreement to this Agreement, Norwest Bank Minnesota, National Association (the "Holder of the Voting Interest") shall acquire a 100% voting interest in the Trust (the "Voting Interest") and shall be deemed to have agreed to be bound by the terms and conditions set forth herein concerning the Voting Interest and shall be entitled to all rights of the Holder of the Voting Interest hereunder. Except as otherwise provided herein, the Holder of the Voting Interest shall have the sole power and authority to approve or disapprove actions requiring the approval or disapproval of any Class of Certificateholders. Except as otherwise provided herein, any action requiring the consent, approval or vote of any Class of Certificateholders shall be taken only upon the written consent, approval or vote of the Holder of the Voting Interest. In exercising such power and authority to give or withhold such consent, approval or vote, the Holder of the Voting Interest shall act only in accordance with and upon receipt of written instructions delivered to it by the Indenture Trustee (on which the Holder of the Voting Interest shall conclusively rely and shall be fully protected for all purposes in so relying). The Holder of the Voting Interest shall have no duty or obligation other than to exercise such power and authority in accordance with such written instructions and shall have no liability or obligation to act in the absence of such written instructions; provided, however, that should the written instructions of the Indenture Trustee, instruct the Holder of the Voting Interest to take any action that, in the reasonable judgment of the Holder of the Voting Interest would increase or reduce in any manner the amount of, or accelerate or delay the timing of, collections of payments on Loans or distributions required to be made for the benefit of any Class of Certificateholders, or would adversely affect the federal or state tax consequences to any Class of Certificateholders, the Holder of Voting Interest shall not be required to take such action except upon receipt of the written consent of all Certificateholders of each Class affected thereby to such action (or, in connection with any requested action that the Holder of Voting Interest believes may adversely affect the federal or state tax consequences to the Certificateholders, upon receipt of an opinion of counsel acceptable to the Holder of Voting Interest, which opinion shall not be an expense of the Holder of Voting Interest, to the effect that such action will not adversely affect the federal or state tax consequences to such Class or Classes of Certificateholders). The Owner Trustee shall cooperate with the Holder of the Voting Interest in coordinating and providing any required communication with any Class of Certificateholders, including providing to the Holder of Voting Interest, upon request, a certified listing of names and addresses of all Certificateholders upon which the Holder of Voting Interest may conclusively rely.

          Notwithstanding any provision herein or in any other document to the contrary, the Holder of the Voting Interest shall not have any liability for any duties, responsibilities, obligations or actions of the Trust or any other person or entity, any action taken or omitted pursuant to any written instructions of the Indenture Trustee, or otherwise relating to the Trust or its serving as the Holder of the Voting Interest except for liability relating solely to its own willful misconduct, bad faith or gross negligence. The Holder of the Voting Interest may not sell, transfer, assign, pledge or otherwise convey, directly or indirectly, all or any part of the Voting Interest without the prior written consent of the Holder of the Special Interests; PROVIDED, HOWEVER, that upon any merger, consolidation or transfer of the corporate trust business of the Holder of the Voting Interest or sale of substantially all of the assets of the corporate trust business of the Holder of the Voting Interest, all rights, duties and obligations of the Holder of Voting Interest hereunder shall transfer to any successor to the Holder of the Voting Interest or its corporate trust business without any further action. The Holder of the Voting Interest shall have no right to receive any amounts hereunder or under any other Basic Document or any other economic rights as a beneficial owner of the Trust, and, except as otherwise expressly set forth herein, the Voting Interest shall not be deemed a Certificate of any Class and the Holder of the Voting Interest shall not be deemed a Holder (except as to benefit afforded Holders). For purposes of the Business Trust Statute, the Voting Interest shall be deemed a separate class of beneficial ownership interest in the Trust from all other beneficial ownership interests in the Trust, and the Holder of the Voting Interest, as such, shall be deemed a separate class of beneficial owner of the Trust from all other beneficial owners of the Trust. The Voting Interest shall not be represented by a certificate.

          The Holder of Special Interests hereby indemnifies and holds harmless each of Norwest Bank Minnesota, National Association and each of its directors, officers, employees and agents, and its and their respective successors and assigns, as applicable, from and against any and all losses, liabilities, claims, charges, damages, fines, penalties, judgments, actions, suits, costs and expenses of any kind or nature (including reasonable attorneys' fees and expenses and reasonable fees and expenses of experts) imposed on, incurred by, or asserted against any such person or entity in any way related to or arising out of Norwest Bank Minnesota, National Association acting as the Holder of Voting Interest hereunder, except to the extent caused by such person's bad faith, gross negligence or willful misconduct. In particular, the Holder of Special Interests hereby agrees promptly to reimburse the Holder of Voting Interest for all costs and expenses incurred by the Holder of Voting Interest in connection with the performance of its obligations hereunder, including any costs of notices or distributions to any of Certificateholders. These indemnification and reimbursement provisions shall survive the termination of the this Trust Agreement and the resignation or removal of the Holder of Voting Interest hereunder.

          SECTION 2.12. POOL II FEDERAL INCOME TAX ALLOCATIONS. Net income of the Trust with respect to Pool II for any month as determined for federal income tax purposes (and each item of income, gain, loss, credit and deduction entering into the computation thereof) shall be allocated to the Class II Certificateholders, and apportioned among the Certificateholders of such Class pro rata based upon their respective Ownership Percentage.

          SECTION 2.13. CERTAIN REMIC MATTERS. (a) The Trust shall elect that each of REMIC I and REMIC II (each as described below) shall be treated as a real estate mortgage investment conduit ("REMIC") under Section 860D of the Code. Each such election will be made on Form 1066 or other appropriate federal tax or information return for the taxable year ending December 31, 1999, and on any appropriate state return. Any inconsistencies or ambiguities in this Agreement or in the administration of this Agreement shall be resolved in a manner that preserves the validity of such REMIC elections. The Owner Trust Estate with respect to Pool I (excluding the REMIC I Regular Interests, the Rounding Account and the Interest Carryover Account) shall constitute the assets of REMIC I. The REMIC I Regular Interests (as defined below) shall constitute the assets of REMIC II.

          (b) REMIC I will be evidenced by (x) the Class I-AS-1, Class I-AS-2, Class I-AS-3, Class I-MS-1, Class I-MS-2, Class I-BS and Class I-M Interests (the "REMIC I Regular Interests"), which will be uncertificated and non-transferable and are hereby designated as the "regular interests" in REMIC I and (y) the Class R-I Interests, which are hereby designated as the single "residual interest" in REMIC I (the REMIC I Regular Interests, together with the Class R-I Interests, the "REMIC I Interests"). The REMIC I Regular Interests shall be recorded on the records of REMIC I as being issued to and held by the Owner Trustee on behalf of REMIC II.

          (c) The REMIC I Interests will have the following designations, initial principal balances and pass-through rates, and distributions of interest thereon shall be allocated from such REMIC I Interests to the Class I Certificates in the following manner:


                                            PASS-             ALLOCATIONS
REMIC I              INITIAL                THROUGH           OF
INTERESTS            BALANCE                RATE              INTEREST
---------            -------                -------           ------------

I-AS-1               $    1,377,880         (1)               (2)
I-AS-2               $    1,410,570         (1)               (2)
I-AS-3               $    1,904,430         (1)               (2)
I-MS-1               $      220,840         (1)               (2)
I-MS-2               $      234,630         (1)               (2)
I-BS                 $      124,230         (1)               (2)
I-M                  $  546,864,364.03      (1)               (2)
R-I                  $            0          0% (3)            NA


------------

(1) The Pass-Through Rate on these REMIC I Regular Interests shall at any time of determination equal the Weighted Average Coupon Cap of the Pool I Loans ("WAC I").
(2) Any interest with respect to this REMIC I Regular Interest in excess of the product of (i) 100 times the weighted average Pass-Through Rate of the REMIC I Regular Interests, where the Class I-AS-1, Class I-AS-2, Class I-AS-3, Class I-MS-1, Class I-MS-2 and Class I-BS Interests are first subject to a cap equal to the Remittance Rates (determined without regard to the Net Funds Cap) on the Class AS-1, Class AS-2, Class AS-3, Class MS-1, Class MS-2 and Class BS Notes, respectively and the Class I-M Interest is subject to a cap equal to 0%, and (ii) the principal balance of this REMIC I Regular Interest, shall be allocated to the Class I Certificates. The Class I Certificates will also be entitled to a portion of the principal paid on the REMIC I Regular Interests in an amount equal to the initial principal balance of the Class I Certificates (as described in (e) below).
(3) On each Distribution Date, available funds, if any remaining in REMIC I after payments of interest and principal, as designated above, and expenses of the Trust that are payable from the assets in Pool I will be distributed to the Class R-I Certificates. It is expected that there will not be any distributions on the Class R-I Certificates.

          (d) The Accelerated Principal Distribution Amount for Pool I will not be paid directly as principal to the REMIC I Regular Interests, but instead a portion of the interest payable with respect to the Class I-M Interest which equals 1% of the such Accelerated Principal Distribution Amount will be payable as a reduction of the principal balances of the Class I-AS-1, Class I-AS-2, Class I-AS-3, Class I-MS-1, Class I-MS-2 and Class I-BS Interests, in the same manner in which the Accelerated Principal Distribution Amount is allocated among the Class AS-1, Class AS-2, Class AS-3, Class MS-1, Class MS-2 and Class BS Notes, respectively (and will be accrued and added to the principal balance of the Class I-M Interest). Principal payments on the Pool I Loans shall be allocated 99% to the Class I-M Interest, and 1% to the other REMIC I Regular Interests, until paid in full. The aggregate amount of principal allocated among the Class I-AS-1, Class I-AS-2, Class I-AS-3, Class I-MS-1, Class I-MS-2 and Class I-BS Interests shall be apportioned among such Interests in the same manner in which principal on the Pool I Loans is payable with respect to the Class AS-1, Class AS-2, Class AS-3, Class MS-1, Class MS-2 and Class BS Notes, respectively. Notwithstanding the above, principal payments that are attributable to the Subordination Reduction Amount for Pool I shall be allocated to the Class I-M Interest, until paid in full. Realized losses shall be applied such that after all distributions have been made on each Distribution Date (i) the principal balances of the Class I-AS-1, Class I-AS-2, Class I-AS-3, Class I-MS-1, Class I-MS-2 and Class I-BS Interests are each 1% of the principal balances of the Class AS-1, Class AS-2, Class AS-3, Class MS-1, Class MS-2 and Class BS Notes, respectively; and (ii) the principal balance of the Class I-M Interest is equal to the aggregate principal balances of the Loans in Pool I, less an amount equal to the sum of the principal balances of the REMIC I Regular Interests, other than the Class I-M Interest.

          (e) REMIC II will be evidenced by (x) the Class AS-1, Class AS-2, Class AS-3, Class MS-1, Class MS-2 and Class BS Notes (exclusive of any rights to receive Noteholders' Interest Carryover, to receive current interest at a rate exceeding WAC I and in the case of the Class AS-3 Notes, to receive amounts from the Rounding Account) and the Class I Certificates (together, the "REMIC II Regular Interests"), which are hereby designated as the "regular interests" in REMIC II and (y) the Class R-II Interests, which are hereby designated as the single "residual interest" in REMIC II (the REMIC II Regular Interests, together with the Class R-II Interests, the "REMIC II Interests"). The REMIC II Regular Interests (other than the Class I Certificates) shall have the principal balances set forth for the Class AS-1, Class AS-2, Class AS-3, Class MS-1,
Class MS-2 and Class BS Notes in the Indenture and each such Class shall bear interest at the lesser of its Remittance Rate (determined without regard to the Net Funds Cap) and WAC I. The Class I Certificates shall have an initial principal balance equal to the initial Spread Amount for Pool I and additionally shall be entitled to the specified portion of interest described in note (2) of
Section 2.13(c) above. The Class R-II Interests shall have a zero principal balance and a 0% interest rate, but will be entitled on each Remittance Date to any available funds remaining in REMIC II after all distributions have been made with respect to the Pool I Notes and the Class I Certificates.

          (f) Solely for purposes of satisfying Treasury Regulation Section 1.860G-1(a)(4)(iii), the "latest possible maturity date" for each of the REMIC I Regular Interests and REMIC II Regular Interests is June 15, 2033.

          SECTION 2.14. MISCELLANEOUS REMIC PROVISIONS. (a) The Closing Date is hereby designated as the "startup day" of each REMIC created hereunder within the meaning of Section 860G(a)(9) of the Code.

          (b) The owner of a majority of the Percentage Interest in the Class R Certificates is hereby designated as the "tax matters person" (within the meaning of Treasury Regulations Section 1.860F-4(d) with respect to each of REMIC I and REMIC II.

          (c) Each REMIC created hereunder shall, for federal income tax purposes, maintain books on a calendar year basis and report income on an accrual basis.

          (d) For all federal income tax purposes, amounts transferred to the Class R Certificates shall be treated as distributions by each of REMIC I and REMIC II with respect to the Class R-I and Class R-II Interests, respectively (each to the extent that the amount transferred is from assets held by the respective REMIC).

          (f) The Owner Trustee shall provide to the Internal Revenue Service and to the persons described in Sections 860E(e)(3) and (6) of the Code the information described in Treasury Regulation Section 1.860D-1(b)(5)(ii), or any successor regulation thereto, with respect to each of REMIC I and REMIC II. Such information shall be prepared by the Trust Administrator and provided in the manner described in Treasury Regulation Section 1.860E-2(a)(5), or any successor regulation thereto.

          SECTION 2.15. INVESTMENT COMPANY. Neither the Seller nor any Certificateholder shall take any action that would cause the Trust to become an "investment company" required to register under the Investment Company Act of 1940, as amended.


                                  ARTICLE III.

                  TRUST CERTIFICATES AND TRANSFER OF INTERESTS

          SECTION 3.1 INITIAL OWNERSHIP. Upon the formation of the Trust by the contribution by the Seller pursuant to Section 2.5 and until the issuance of the Trust Certificates and the Voting Interest, the Seller shall be the sole beneficial owner of the Trust. Upon such issuance of the Trust Certificates and the Voting Interest, the Seller shall cease to be the beneficial owner of the Trust, and their respective beneficial interests in the Trust shall be and shall be deemed canceled, void, and of no further force and effect.

          SECTION 3.2 THE TRUST CERTIFICATES. Subject to Section 3.3, each Class of Trust Certificates shall be issued in minimum denominations corresponding to an Ownership Percentage of 10% in each such Class and integral multiples of 1% in excess thereof; PROVIDED, HOWEVER, that Trust Certificates may be issued to the Holder of the Special Interests in minimum denominations corresponding to an Ownership Percentage of 1% of each of the Class I and Class II Certificates. Each Class of Trust Certificates shall be executed in the name and on behalf of the Trust by manual or facsimile signature of an authorized officer of the Owner Trustee, and the Owner Trustee shall have power and authority and is hereby authorized and empowered, in the name and on behalf of the Trust, to authorize, execute, authenticate, issue and deliver each Class of Trust Certificates, the Special Interests and the Voting Interest. Trust Certificates bearing the manual or facsimile signatures of individuals who were, at the time when such signatures shall have been affixed, authorized to sign on behalf of the Trust, shall be validly issued and entitled to the benefits of this Agreement, notwithstanding that such individuals or any of them shall have ceased to be so authorized prior to the authentication and delivery of such Trust Certificates or did not hold such offices at the date of authentication and delivery of such Trust Certificates. Except as provided in Section 3.10, a transferee of a Class of Trust Certificates shall become a Certificateholder of such Class and shall be entitled to the rights and subject to the obligations of a Certificateholder of such Class hereunder, upon due registration of such Class of Trust Certificates in such transferee's name pursuant to Section 3.4.

          SECTION 3.3. AUTHENTICATION OF TRUST CERTIFICATES. Concurrently with the initial contribution of the Loans to the Trust pursuant to the Sale and Servicing Agreement, and without further action by the Seller, the Owner Trustee, or the Authenticating Agent at the direction of the Owner Trustee, in the name and on behalf of the Trust, shall cause, and shall have power and authority and is hereby authorized and empowered to cause, the Special Interests (which shall include a 1% Ownership Percentage in each of the Class I and Class II Certificates) and Trust Certificates therefor and the Voting Interest to be issued to, and registered on the Certificate Register in the name of, the Holder of the Special Interests and the Holder of the Voting Interest, respectively, and the balance of the Trust Certificates of each Class to be executed by an Authorized Officer of the Owner Trustee, or the Authenticating Agent at the direction of the Owner Trustee, and authenticated, issued and delivered to and in the names of, and registered on the Certificate Register in the names of, the following: (i) 99% of the Ownership Percentage in each of the Class I and Class II Certificates, to TMS SBA Holdings, Inc., and (ii) 100% of the Ownership Percentage in the Class R Certificates to First Union National Bank. Thereupon, all Classes of such Certificates, the Special Interests, and the Voting Interest shall be validly issued and entitled to the benefits of this Agreement. No Trust Certificate shall entitle its holder to any benefit under this Agreement, or shall be valid for any purpose, unless there shall appear on such Trust Certificate a certificate of authentication substantially in the form set forth in Exhibits A-1, A-2, and A-3, as applicable, executed by the Owner Trustee, or the Authenticating Agent at the direction of the Owner Trustee, by manual signature; such authentication shall constitute conclusive evidence that such Trust Certificate shall have been duly executed, authenticated, authorized, issued and delivered hereunder. All Trust Certificates shall be dated the date of their authentication.

          SECTION 3.4. REGISTRATION OF TRANSFER AND EXCHANGE OF TRUST CERTIFICATES. The Certificate Registrar shall keep or cause to be kept, at its offices located at 140 Broadway, New York, New York 10005, or such other office, the address of which the Certificate Registrar shall provide in writing to the Owner Trustee and the Holders, a Certificate Register in which, subject to such reasonable regulations as it may prescribe, the Certificate Registrar shall provide for the registration of each Class of Trust Certificates and the Voting Interest and of transfers and exchanges of each Class of Trust Certificates and the Voting Interest as herein provided. HSBC Bank USA shall be the initial Certificate Registrar.

          Upon surrender for registration of transfer of any Trust Certificate at such office and, upon satisfaction of the conditions set forth below, the Owner Trustee, in the name and on behalf of the Trust, shall execute, authenticate, issue and deliver, in the name of the designated transferee or transferees, one or more new Trust Certificates of the same Class and of a like Ownership Percentage dated the date of authentication by the Owner Trustee or any authenticating agent. At the option of a Holder, Trust Certificates of a Class may be exchanged for other Trust Certificates of the same Class and of a like Ownership Percentage upon surrender of the Trust Certificates to be exchanged at such office.

          Every Trust Certificate presented or surrendered for registration of transfer or exchange shall be accompanied by a written instrument of transfer in form satisfactory to the Owner Trustee and the Certificate Registrar duly executed by the Certificateholder or his attorney duly authorized in writing, with such signature guaranteed by an "eligible guarantor institution" meeting the requirements of the Certificate Registrar, which requirements may include membership or participation in the Securities Transfer Agent's Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Certificate Registrar in addition to, or in substitution for, STAMP, all in accordance with the Exchange Act. Each Trust Certificate surrendered for registration of transfer or exchange shall be canceled and subsequently disposed of by the Certificate Registrar in accordance with its customary practice.

          No service charge shall be made for any registration of transfer or exchange of Trust Certificates, but the Owner Trustee or the Certificate Registrar may, but shall not be obligated to, require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer or exchange of Trust Certificates.

          SECTION 3.5. MUTILATED, DESTROYED, LOST OR STOLEN TRUST CERTIFICATES. If (a) any mutilated Trust Certificate shall be surrendered to the Certificate Registrar, or if the Certificate Registrar shall receive evidence to its satisfaction of the destruction, loss or theft of any Trust Certificate and (b) there shall be delivered to the Certificate Registrar and the Owner Trustee or the Authenticating Agent such security or indemnity as may be required by them to save each of them harmless, then in the absence of actual knowledge by a Responsible Officer of the Owner Trustee or the Authenticating Agent that such Trust Certificate shall have been acquired by a bona fide purchaser, the Owner Trustee, or the Authenticating Agent at the direction of the Owner Trustee, in the name and on behalf of the Trust shall execute, authenticate, issue and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Trust Certificate, a new Trust Certificate of like Class, tenor and Ownership Percentage. In connection with the issuance of any new Trust Certificate under this Section, the Owner Trustee, or the Authenticating Agent at the direction of the Owner Trustee, or the Certificate Registrar may, but shall not be obligated to, require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection therewith. Any duplicate Trust Certificate issued pursuant to this Section shall be duly authorized, validly issued and entitled to the benefits of this Agreement, and shall constitute conclusive evidence of a beneficial ownership interest in the Trust, as if originally issued, whether or not the lost, stolen or destroyed Trust Certificate shall be found at any time.

          SECTION 3.6. PERSONS DEEMED CERTIFICATEHOLDERS. Every Person by virtue of becoming a Certificateholder in accordance with this Agreement shall be deemed to be bound by the terms of this Agreement. Prior to due presentation of a Trust Certificate of any Class for registration of transfer, the Owner Trustee, or the Authenticating Agent at the direction of the Owner Trustee, and the Certificate Registrar may treat the Person in whose name any Trust Certificate of any Class shall be registered in the Certificate Register as the Holder of such Trust Certificate of such Class for the purpose of receiving distributions pursuant to Section 5.2 and for all other purposes whatsoever, and neither the Owner Trustee, or the Authenticating Agent if acting at the direction of the Owner Trustee, nor the Certificate Registrar shall be bound by any notice to the contrary.

          SECTION 3.7. ACCESS TO LIST OF CERTIFICATEHOLDERS' NAMES AND ADDRESSES. The Certificate Registrar shall furnish or cause to be furnished to the Servicer, the Representative, and the Holder of the Special Interests, within 15 days after receipt by the Certificate Registrar of a request therefor from the Servicer, the Representative, or the Holder of the Special Interests in writing, a list, in such form as the Servicer, the Representative, or the Holder of the Special Interests may reasonably require, of the names and addresses of the Certificateholders as of the most recent Record Date. If three or more Holders of Trust Certificates of any Class or Classes or one or more Holders of Trust Certificates evidencing not less than 25% of the aggregate Ownership Percentage of any Class or Classes apply in writing to the Certificate Registrar, and such application states that the applicants desire to communicate with other Certificateholders of the same or different Classes with respect to their rights under this Agreement or under the Trust Certificates and such application is accompanied by a copy of the communication that such applicants propose to transmit, then the Certificate Registrar shall, within five Business Days after the receipt of such application, afford such applicants access during normal business hours to the current list of Certificateholders. Each Holder, by receiving and holding a Trust Certificate, shall be deemed to have agreed not to hold either the Representative, the Certificate Registrar, the Indenture Trustee, the Owner Trustee, or the Bank accountable by reason of the disclosure of its name and address, regardless of the source from which such information was derived.

          SECTION 3.8. APPOINTMENT OF AUTHENTICATING AGENT. The Authenticating Agent shall, at the direction of the Owner Trustee, execute and deliver such Trust Certificates on behalf of the Trust as are to be issued by the Trust in accordance with the terms of this Agreement. HSBC Bank USA, shall be the initial Authenticating Agent.

          SECTION 3.9. APPOINTMENT OF PAYING AGENT. The Paying Agent shall make distributions to Certificateholders of each Class from the appropriate sub-account of the Certificate Distribution Account pursuant to Section 5.2 and shall report the amounts of such distributions to the Owner Trustee. Any Paying Agent shall have the revocable power to withdraw funds from the Certificate Distribution Account for the purpose of making the distributions referred to above. The Owner Trustee may revoke such power and remove the Paying Agent if the Owner Trustee determines in its sole discretion that the Paying Agent shall have failed to perform its obligations under this Agreement in any material respect. The Paying Agent shall initially be HSBC Bank USA, and any co-paying agent chosen by the Owner Trustee and Certificate Registrar and acceptable to the Servicer. The Paying Agent shall be permitted to resign upon 30 days' written notice to the Owner Trustee, and the Servicer. In the event that HSBC Bank USA shall no longer be the Paying Agent, the Owner Trustee shall appoint a successor to act as Paying Agent (which shall be a bank or trust company). The Owner Trustee shall cause such successor Paying Agent or any additional Paying Agent appointed by the Owner Trustee to execute and deliver to the Owner Trustee an instrument in which such successor Paying Agent or additional Paying Agent shall agree with the Owner Trustee that as Paying Agent, such successor Paying Agent or additional Paying Agent will hold all sums, if any, held by it for payment to the Certificateholders in trust for the benefit of the Certificateholders entitled thereto until such sums shall be paid to such Certificateholders. The Paying Agent shall return all unclaimed funds to the Owner Trustee and upon removal of a Paying Agent such Paying Agent shall also return all funds in its possession to the Owner Trustee. The provisions of Articles VII and VIII shall apply to the Paying Agent and The Chase Manhattan Bank also in its roles as Authenticating Agent and Certificate Registrar and in any other capacities under the Basic Documents and, to the extent applicable, to any other paying agent or certificate registrar appointed hereunder. Any reference in this Agreement to the Paying Agent shall include any co-paying agent unless the context requires otherwise.

          SECTION 3.10. RESTRICTIONS ON TRANSFER. (a) The Trust Certificates may not be offered or sold except to institutional "accredited investors" (as defined in Rule 501(a)(1)-(3) under the Securities Act of 1933, as amended, who are United States persons (as defined in Section 7701(a)(30) of the Code) in reliance on an exemption from the registration requirements of the Securities Act. Except for the initial issuance of the Trust Certificates to First Union National Bank, no offer, sale, transfer or other disposition (including pledge) of Trust Certificates shall be made to any Person unless such Person executes and delivers to the Certificate Registrar, the Owner Trustee and the Holder of the Special Interests an Investment Letter substantially in the form set forth as Exhibit C hereto.

          (b) No offer, sale, transfer or other disposition (including pledge) of the Trust Certificates shall be made to any Person which is, or is purchasing for, or on behalf of (1) an employee benefit plan, retirement arrangement, individual retirement account or Keogh plan subject to either Title I of the Employee Retirement Income Security Act of 1974, as amended, or Section 4975 of the Internal Revenue Code of 1986, as amended, or (2) an entity (including an insurance company general account) whose underlying assets include plan assets by reason of any such plan's arrangements or account's investment in any such entity.

          (c) Each Certificateholder must be a United States person as defined in Section 7701(a)(30) of the Code.

          (d) No sale or other transfer of record or beneficial ownership of a Class R Certificate (whether pursuant to a purchase, a transfer resulting from a default under a secured lending agreement or otherwise) shall be made to a Disqualified Person or an agent of a Disqualified Person. The transfer, sale or other disposition of a Class R Certificate (whether pursuant to a purchase, a transfer resulting from a default under a secured lending agreement or otherwise) to a Disqualified Person shall be deemed to be of no legal force or effect whatsoever and such transferee shall not be deemed to be the owner for any purpose hereunder, including, but not limited to, the receipt of distributions on such Class R Certificates. Furthermore, in no event shall the Owner Trustee accept surrender for transfer, registration of transfer, or register the transfer, of any Class R Certificate nor authenticate and make available any new Class R Certificate unless the Owner Trustee has received an affidavit from the proposed transferee in the form attached hereto as Exhibit D. Each holder of a Class R Certificate by his acceptance thereof, shall be deemed for all purposes to have consented to the provisions of this Section 3.10(d). No sale or other transfer of a Class R Certificate shall be made unless the transferee accepts the appointment as "tax matters person" pursuant to Section 2.14(b). All references to the Class R Certificates in this Section 3.10(d) include individual references to the Class R-I Interests and the Class R-II Interests in the event that the Class R Certificates are split into their component parts.

          (e) Each Trust Certificate will bear legends substantially to the following effect:

THIS TRUST CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"). THE HOLDER HEREOF, BY PURCHASING THIS TRUST CERTIFICATE, AGREES THAT THIS TRUST CERTIFICATE MAY BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY IN ACCORDANCE WITH ANY APPLICABLE STATE SECURITIES LAWS AND (1) TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS AN INSTITUTIONAL ACCREDITED INVESTOR WITHIN THE MEANING OF RULE 501(A)(1)-(3) UNDER THE ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF AN INSTITUTIONAL ACCREDITED INVESTOR, OR (2) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT.

THIS TRUST CERTIFICATE IS SUBJECT TO THE TERMS OF THE TRUST AGREEMENT AND TO ADDITIONAL RESTRICTIONS ON TRANSFER AS SET FORTH IN ARTICLE III OF THE TRUST AGREEMENT. THIS TRUST CERTIFICATE AND ANY RIGHTS REPRESENTED THEREBY MAY BE SUBJECT TO LIENS GRANTED BY A PRIOR HOLDER THEREOF.

THIS TRUST CERTIFICATE MAY NOT BE TRANSFERRED DIRECTLY OR INDIRECTLY TO (1) EMPLOYEE BENEFIT PLANS, RETIREMENT ARRANGEMENTS, INDIVIDUAL RETIREMENT ACCOUNTS OR KEOGH PLANS SUBJECT TO EITHER TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED, OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED, OR (2) ENTITIES (INCLUDING INSURANCE COMPANY GENERAL ACCOUNTS) WHOSE UNDERLYING ASSETS INCLUDE PLAN ASSETS BY REASON OF ANY SUCH PLAN'S ARRANGEMENTS OR ACCOUNT'S INVESTMENT IN SUCH ENTITIES. FURTHER, THIS TRUST CERTIFICATE MAY BE TRANSFERRED ONLY TO A UNITED STATES PERSON WITHIN THE MEANING OF SECTION 7701(A)(30) OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED.

THIS TRUST CERTIFICATE IS NOT GUARANTEED OR INSURED BY ANY GOVERNMENTAL AGENCY.

          (f) In addition to the legends provided in Section 3.10(e), the Class I Certificates shall bear a legend substantially to the following effect:

SOLELY FOR FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS AN INTEREST IN A CLASS OF "REGULAR INTERESTS" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" ("REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTION 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), ASSUMING COMPLIANCE WITH THE REMIC PROVISIONS OF THE CODE.

          (g) In addition to the legends provided in Section 3.10(e), the Class R Certificates shall bear legends substantially to the following effect:

SOLELY FOR FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS THE "RESIDUAL INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" ("REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTION 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), ASSUMING COMPLIANCE WITH THE REMIC PROVISIONS OF THE CODE.

TRANSFER OF THIS CLASS R CERTIFICATE IS RESTRICTED AS SET FORTH IN THE SALE AND SERVICING AGREEMENT AND THE TRUST AGREEMENT. NO TRANSFER OF THIS CLASS R CERTIFICATE MAY BE MADE TO A "DISQUALIFIED ORGANIZATION" AS DEFINED IN SECTION 860E(E)(5) OF THE CODE. SUCH TERM INCLUDES THE UNITED STATES, ANY STATE OR POLITICAL SUBDIVISION THEREOF, ANY FOREIGN GOVERNMENT, ANY INTERNATIONAL ORGANIZATION, ANY AGENCY OR INSTRUMENTALITY OF ANY OF THE FOREGOING (OTHER THAN CERTAIN TAXABLE INSTRUMENTALITIES), ANY COOPERATIVE ORGANIZATION FURNISHING ELECTRIC ENERGY OR PROVIDING TELEPHONE SERVICE TO PERSONS IN RURAL AREAS, OR ANY ORGANIZATION (OTHER THAN A FARMERS' COOPERATIVE) THAT IS EXEMPT FROM FEDERAL INCOME TAX UNLESS SUCH ORGANIZATION IS SUBJECT TO THE TAX ON UNRELATED BUSINESS INCOME. NO TRANSFER OF THIS CLASS R CERTIFICATE WILL BE REGISTERED BY THE CERTIFICATE REGISTRAR UNLESS THE PROPOSED TRANSFEREE HAS DELIVERED AN AFFIDAVIT AFFIRMING, AMONG OTHER THINGS, THAT THE PROPOSED TRANSFEREE IS NOT A DISQUALIFIED ORGANIZATION AND IS NOT ACQUIRING THE CLASS R CERTIFICATE FOR THE ACCOUNT OF A DISQUALIFIED ORGANIZATION. A COPY OF THE FORM OF AFFIDAVIT REQUIRED OF EACH PROPOSED TRANSFEREE IS ON FILE AND AVAILABLE FROM THE UNDERSIGNED OWNER TRUSTEE.

     A TRANSFER IN VIOLATION OF THE APPLICABLE RESTRICTIONS MAY GIVE RISE TO A SUBSTANTIAL TAX UPON THE TRANSFEROR OR, IN CERTAIN CASES, UPON AN AGENT ACTING FOR THE TRANSFEREE. A PASS-THROUGH ENTITY THAT HOLDS THIS CLASS R CERTIFICATE AND THAT HAS A DISQUALIFIED ORGANIZATION AS A RECORD HOLDER IN ANY TAXABLE YEAR GENERALLY WILL BE SUBJECT TO A TAX FOR EACH SUCH YEAR EQUAL TO THE PRODUCT OF
(A) THE AMOUNT OF EXCESS INCLUSIONS WITH RESPECT TO THE PORTION OF THIS CERTIFICATE OWNED THROUGH SUCH PASS-THROUGH ENTITY BY SUCH DISQUALIFIED ORGANIZATION, AND (B) THE HIGHEST MARGINAL FEDERAL TAX RATE ON CORPORATIONS. FOR PURPOSES OF THE PRECEDING SENTENCE, THE TERM "PASS-THROUGH" ENTITY INCLUDES REGULATED INVESTMENT COMPANIES, REAL ESTATE INVESTMENT TRUSTS, COMMON TRUST FUNDS, PARTNERSHIPS, TRUSTS, ESTATES, COOPERATIVES TO WHICH PART I OF SUBCHAPTER T OF THE CODE APPLIES AND, EXCEPT AS PROVIDED IN REGULATIONS, NOMINEES.

     IN ADDITION, FOR TAXABLE YEARS BEGINNING AFTER DECEMBER 31, 1997, ALL PARTNERS OF CERTAIN ELECTING PARTNERSHIPS HAVING 100 OR MORE PARTNERS ("ELECTING LARGE PARTNERSHIPS") HOLDING A RESIDUAL INTEREST IN A REMIC SHALL BE TREATED AS DISQUALIFIED ORGANIZATIONS FOR PURPOSES OF THE TAX IMPOSED ON PASS-THROUGH ENTITIES UNDER SECTION 860E(E)(6) OF THE CODE. HOWEVER, THE ELECTING LARGE PARTNERSHIP WOULD BE ENTITLED TO EXCLUDE EXCESS INCLUSION INCOME FROM GROSS INCOME FOR PURPOSES OF DETERMINING THE TAXABLE INCOME OF ITS PARTNERS.

THIS TRUST CERTIFICATE HAS NO PRINCIPAL BALANCE.

          SECTION 3.11. [Reserved.]

          SECTION 3.12. DISPOSITION BY THE HOLDER OF THE SPECIAL INTERESTS. On and after the Closing Date, the Holder of the Special Interests shall retain beneficial and record ownership of Trust Certificates representing at least 1% of the Ownership Percentage in each of the Class I and Class II Certificates, respectively, including the Special Interests. Any attempted transfer of any Trust Certificate that would reduce such interest of the Holder of the Special Interests below 1% of the Ownership Percentage in each of the Class I and Class II Certificates respectively, shall be void unless the Rating Agency Condition is satisfied. The Trust Certificate representing the 1% Special Interest in each of the Class I and Class II Certificates issued to the Holder of the Special Interests shall contain a legend stating "THIS CERTIFICATE IS NOT TRANSFERABLE".


                                     ARTICLE IV

                            ACTIONS BY OWNER TRUSTEE


          SECTION 4.1 PRIOR NOTICE TO OWNERS WITH RESPECT TO CERTAIN MATTERS. With respect to the following matters, the Owner Trustee shall not take action unless at least 30 days before the taking of such action, the Owner Trustee shall have notified the Certificateholders, and the Holder of the Voting Interest in writing of the proposed action and the Holder of the Voting Interest shall not have notified the Owner Trustee in writing prior to the 30th day after such notice is given that it has withheld consent or, provided alternative direction:

                    the initiation of any material claim or lawsuit by the Trust, except claims or lawsuits brought in connection with the collection of the Loans, and the compromise of any material action, claim or lawsuit brought by or against the Trust (except with respect to the aforementioned claims or lawsuits for collection of the Loans);

                    the election by the Trust to file an amendment to the Certificate of Trust (unless such amendment is required to be filed under the Business Trust Statute);

                    the amendment of any Basic Document;

                    the appointment pursuant to the Indenture of a successor Note Registrar, Paying Agent or Indenture Trustee or, pursuant to this Agreement, of a successor Certificate Registrar or Certificate Paying Agent or the consent to the assignment by the Note Registrar, Paying Agent, Indenture Trustee, Certificate Registrar or Certificate Paying Agent of its obligations under the Indenture or this Agreement, as applicable;

                    the consent to the calling or waiver of any default under any Basic Document;

                    the consent to the assignment by the Indenture Trustee or Servicer of their respective obligations under any Basic Document;

                    except as provided in Article IX hereof, dissolve, terminate or liquidate the Trust in whole or in part;

                    merge or consolidate the Trust with or into any other entity, or convey or transfer all or substantially all of the Trust's assets to any other entity;

                    cause the Trust to incur, assume or guaranty any indebtedness other than as set forth in the Basic Documents;

                    perform any act that conflicts with any other Basic
Document;

                    perform any act which would make it impossible to carry on the ordinary business of the Trust as described in Section 2.3 hereof;

                    confess a judgment against the Trust;

                    possess Trust assets or assign the Trust's right to property for other than a Trust purpose;

                    cause the Trust to lend any funds to any entity; or

                    change the Trust's purpose and powers from those enumerated in this Agreement.

          SECTION 4.2 ACTION BY THE OWNER TRUSTEE WITH RESPECT TO CERTAIN MATTERS. The Owner Trustee shall not have the power, except upon the direction of the Holder of Voting Interest, to (a) remove the Servicer under the Sale and Servicing Agreement pursuant to Section 10.01 thereof, (b) except as expressly provided in the Basic Documents, sell the Loans after the termination of the Indenture, (c) institute proceedings to have the Trust declared or adjudicated to be bankrupt or insolvent, (d) consent to the institution of bankruptcy or insolvency proceedings against the Trust, (e) file a petition or consent to a petition seeking reorganization or relief on behalf of the Trust under any applicable federal or state law relating to bankruptcy, (f) consent to the appointment of a receiver, liquidator, assignee, trustee, sequestrator (or any similar official) of the Trust or a substantial portion of the property of the Trust, (g) make any assignment for the benefit of the Trust's creditors, (h) cause the Trust to admit in writing its inability to pay its debts generally as they become due, (i) take any action or cause the Trust to take any action, in furtherance of any of the foregoing clauses (c) through (i) (any of such clauses, a "Bankruptcy Action"). The Owner Trustee shall take the actions referred to in the preceding sentence only upon written instructions signed by the Holder of the Voting Interest.

          SECTION 4.3 ACTION BY HOLDER OF VOTING INTEREST WITH RESPECT TO BANKRUPTCY. The Owner Trustee shall not have the power to, and shall not, commence a voluntary proceeding in bankruptcy relating to the Trust without the prior written approval of the Holder of the Voting Interest and the delivery to the Owner Trustee by the Holder of the Voting Interest of a certificate certifying that, after review of and reliance upon information provided to the Holder of the Voting Interest by the Indenture Trustee, the Owner Trustee or a Certificateholder, it reasonably believes that the Trust is insolvent. So long as the Indenture remains in effect, no Certificateholder nor the Indenture Trustee shall be entitled to direct the Holder of the Voting Interest to take any Bankruptcy Action with respect to the Trust or to direct the Owner Trustee to take any Bankruptcy Action with respect to the Trust.

          SECTION 4.4 RESTRICTIONS ON POWER. (a) The Owner Trustee shall not take or refrain from taking any action if such action or inaction would be contrary to any obligation of the Trust or the Owner Trustee under this Agreement or any of the Basic Documents or would be contrary to Section 2.3.

          (b) None of the Certificateholders, or the Indenture Trustee, acting independently or through the Holder of the Voting Interest, nor the Holder of the Voting Interest, shall have any right by virtue or by availing itself of any provisions of this Agreement to institute any suit, action, or proceeding in equity or at law upon or under or with respect to this Agreement or any Basic Document unless the Holder of the Voting Interest, acting pursuant to Section 2.11, previously shall have given to the Owner Trustee a written notice of default and of the continuance thereof, as provided in this Agreement, or unless Certificateholders evidencing not less than 25% of the aggregate Ownership Percentage shall have made written request upon the Owner Trustee to institute such action, suit or proceeding in its own name as Owner Trustee under this Agreement and shall have offered to the Owner Trustee such reasonable indemnity as it may require against the costs, expenses and liabilities to be incurred therein or thereby, and the Owner Trustee, for 30 days after its receipt of such notice, request, and offer of indemnity, shall have neglected or refused to institute any such action, suit, or proceeding, and during such 30-day period no request or waiver inconsistent with such written request has been given to the Owner Trustee pursuant to and in compliance with this Section; it being understood and intended, and being expressly covenanted by each Certificateholder with every other Certificateholder, the Holder of the Voting Interest and the Owner Trustee, that no one or more Holders of Certificates of any Class of Certificates shall have any right in any manner whatever by virtue or by availing itself or themselves of any provisions of this Agreement to affect, disturb, or prejudice the rights of the Holders of any other of the Certificates, or to obtain or seek to obtain priority over or preference to any other such Holder, or to enforce any right under this Agreement, except in the manner provided in this Agreement and for the equal, ratable, and common benefit of all Certificateholders. For the protection and enforcement of the provisions of this Section 4.4, but subject to the terms of this Agreement, each and every Certificateholder, the Holder of the Voting Interest and the Owner Trustee shall be entitled to such relief as can be given either at law or in equity.

          SECTION 4.5 CONTROL BY HOLDER OF THE VOTING INTEREST. Except as otherwise specifically provided herein, any action that may be taken by the Certificateholders under this Agreement may be taken by the Holder of the Voting Interest pursuant to Section 2.11. Except as otherwise specifically provided herein, any written notice to the Certificateholders delivered pursuant to this Agreement shall be effective if written evidence is received that Holders of Certificates evidencing not less than a majority of the aggregate Ownership Percentage of the affected Class or Classes of Certificates have been delivered of such notice.

          SECTION 4.6 EXECUTION OF DOCUMENTS. Notwithstanding anything herein to the contrary, the Owner Trustee shall have power and authority and hereby is authorized, empowered and directed, in the name and on behalf of the Trust, to execute, deliver, issue and authenticate each Class of Certificates, to execute, deliver and issue the Series 1999-1 Notes, and to execute and deliver each Basic Document to which the Trust or the Owner Trustee is or is to be a party and any other document, instrument, certificate or other writing that may be necessary, convenient or incidental thereto. Any such execution, delivery, issuance and authentication is hereby ratified and confirmed in all respects and does not and will be deemed not to conflict with, constitute or result in a breach or violation of, or a default under, any provision of or any duty under this Trust Agreement.

                                   ARTICLE V.

                   APPLICATION OF TRUST FUNDS: CERTAIN DUTIES

          SECTION 5.1. ESTABLISHMENT OF CERTIFICATE DISTRIBUTION ACCOUNT. (a) The Owner Trustee, for the benefit of the Certificateholders, shall establish and maintain at a Designated Depository Institution in the name of the Trust an eligible deposit account (the "Certificate Distribution Account"), which shall have two sub-accounts, one for funds received from Pool Available Remittance Amounts with respect to Pool I for distribution to the Class I and Class R Certificates, as applicable, and the second for funds received from Pool Available Remittance Amounts with respect to Pool II for distribution to the Class II Certificates, in each case as set forth in Section 7.08(d) of the Sale and Servicing Agreement. Each sub-account shall bear a designation clearly indicating that the funds deposited therein are held for the benefit of the related Certificateholders. Except as otherwise provided herein, the Certificate Distribution Account shall be under the sole dominion and control of the Owner Trustee for the benefit of the Certificateholders.

          (b) The Trust shall possess all right, title and interest in all funds on deposit from time to time in each sub-account of the Certificate Distribution Account and in all proceeds thereof. If, at any time, the Certificate Distribution Account ceases to be held in an account with a Designated Depository Institution, the Owner Trustee shall within ten Business Days after a Responsible Officer of the Owner Trustee obtains actual knowledge thereof, establish a new Certificate Distribution Account to be held in an account with a Designated Depository Institution, and shall transfer any cash and/or any investments to such new Certificate Distribution Account.

          SECTION 5.2. APPLICATION OF FUNDS IN CERTIFICATE DISTRIBUTION ACCOUNT.
(a) On each Remittance Date, the Paying Agent will, based on the information contained in the Trust Administrator's Certificate delivered on the related Determination Date pursuant to Section 7.10 of the Sale and Servicing Agreement, distribute to each Class of Certificateholders, and within each Class pro rata, based on the related Ownership Percentage of such Class, to the extent of the funds available, and in accordance with Section 7.08(d) of the Sale and Servicing Agreement, amounts deposited in the applicable sub-account of the Certificate Distribution Account pursuant to Section 7.08(d) of the Sale and Servicing Agreement on such Remittance Date.

          (b) On each Remittance Date, the Owner Trustee shall send to each Certificateholder the statement provided to the Owner Trustee by the Trust Administrator pursuant to Section 7.10 of the Sale and Servicing Agreement on such Remittance Date.

          (c) If any withholding tax is imposed on the Trust's payment (or allocations of income) to a Certificateholder, such tax shall reduce the amount otherwise distributable to the Certificateholder in accordance with this Section. The Paying Agent is hereby authorized and directed to retain from amounts otherwise distributable to the Certificateholders sufficient funds for the payment of any tax that is legally owed by the Trust (but such authorization shall not prevent the Owner Trustee or the Paying Agent from contesting any such tax in appropriate proceedings, and withholding payment of such tax, if permitted by law, pending the outcome of such proceedings). The amount of any withholding tax imposed with respect to a Certificateholder shall be treated as cash distributed to such Certificateholder at the time it is withheld by the Trust and remitted to the appropriate taxing authority. If there is a possibility that withholding tax is payable with respect to a distribution (such as a distribution to a non-US Certificateholder), the Paying Agent may in its sole discretion withhold such amounts in accordance with this clause (c). In the event that a Certificateholder wishes to apply for a refund of any such withholding tax, the Owner Trustee and the Paying Agent shall reasonably cooperate with such Certificateholder in making such claim so long as such Certificateholder agrees to reimburse the Owner Trustee and the Paying Agent for any out-of-pocket expenses incurred. The Servicer shall facilitate compliance with this Section 5.2(c) by performance of its duties under Section 12.01 of the Sale and Servicing Agreement.

          (d) Distributions to Certificateholders shall be subordinated to the creditors of the Trust, including the Noteholders.

          SECTION 5.3. [Reserved.]

          SECTION 5.4. METHOD OF PAYMENT. Subject to Section 9.1(c), distributions required to be made to Certificateholders on any Remittance Date shall be made by the Paying Agent on each Remittance Date to each Certificateholder of record as shown on the Certificate Register on the preceding Record Date either (a) by wire transfer, in immediately available funds, to the account of such Holder at a bank or other entity having appropriate facilities therefor, if (i) such Certificateholder shall have provided to the Paying Agent appropriate written instructions at least five Business Days prior to such Remittance Date and such Holder's Trust Certificates in the aggregate evidence an Ownership Percentage of the applicable Class of not less than 20% or (ii) such Certificateholder is the Holder of the Special Interests, or has been identified to the Owner Trustee and Paying Agent in writing as an Affiliate thereof, or, (b) if not, by check mailed to such Certificateholder at the address of such holder appearing in the Certificate Register.

          SECTION 5.5. NO SEGREGATION OF MONIES; NO INTEREST. Subject to Sections 5.1 and 5.2, monies received by the Owner Trustee hereunder need not be segregated in any manner except to the extent required by law and may be deposited under such general conditions as may be prescribed by law. Neither the Paying Agent nor the Owner Trustee shall be liable for any interest thereon.

          SECTION 5.6. ACCOUNTING AND REPORTS TO THE NOTEHOLDERS, CERTIFICATEHOLDERS, THE INTERNAL REVENUE SERVICE AND OTHERS. Subject to Sections 12.01(b)(iii) and 12.01(c) of the Sale and Servicing Agreement, the Trust Administrator shall (a) maintain (or cause to be maintained) the books of the Trust on a calendar year basis on the accrual method of accounting, (b) deliver (or cause to be delivered) to each Certificateholder, as may be required by the Code and applicable Treasury Regulations, such information as may be required (including Schedule K-1 to IRS Form 1065, if the Trust, as it relates to the assets in Pool II, the Pool II Notes and the Class II Certificates, is treated as a partnership for federal income tax purposes, as described in Section 2.6) to enable each Certificateholder to prepare its federal and state income tax returns, (c) prepare or cause to be prepared, and file or cause to be filed, all tax returns relating to the Trust (including a partnership information return, IRS Form 1065, if the Trust, as it relates to the assets in Pool II, the Pool II Notes and the Class II Certificates, is treated as a partnership for federal income tax purposes, as described in Section 2.6), and direct the Owner Trustee in writing to make such elections as may from time to time be required or appropriate under any applicable state or federal statute or rule or regulation thereunder so as to maintain the characterization of the Trust (as it relates to the assets in Pool II, the Pool II Notes and the Class II Certificates) as a partnership or division of a single Class II Certificateholder, as described in
Section 2.6, as the case may be, for federal income tax purposes, (d) collect or cause to be collected any withholding tax as described in and in accordance with
Section 5.2(c) with respect to income or distributions to Certificateholders,
(e) prepare or cause to be prepared, and file or cause to be filed, all tax returns relating to each of REMIC I and REMIC II (including returns on IRS Form 1066 and Schedule Q thereto and IRS Form 8811), and (f) prepare or cause to be prepared, and file or cause to be filed, deliver or cause to be delivered any annual or other necessary returns, reports or forms relating to the Notes, the Class I Certificates (including information returns on IRS Form 1099) and the Class R Certificates. The Trust shall make all elections pursuant to this Section as directed in writing by the Trust Administrator. The Owner Trustee shall sign all tax information returns relating to REMIC I, REMIC II, the Class I Certificates or the Class R Certificates, if any, furnished to it in execution form by the Trust Administrator and any other returns as may be required by law and so furnished to it by and at the direction of the Trust Administrator, and in doing so shall be entitled to, and shall be fully protected if it shall, rely entirely upon, and shall have no liability for information provided by, or calculations provided by, the Trust Administrator.

          SECTION 5.7. SIGNATURE ON RETURNS; TAX MATTERS PARTNER; TAX MATTERS PERSON. . All tax returns relating to REMIC I, REMIC II, the Class I Certificates and the Class R Certificates shall be signed by the Owner Trustee and all tax returns relating to Pool II and the Class II Certificates shall be signed by the Holder of the Special Interests, unless some other party is required by law to sign such return (in which case such other party shall sign).

          (b) If the Trust, as it relates to the assets in Pool II, the Pool II Notes and the Class II Certificates, is characterized as a partnership for federal income tax purposes, as described in Section 2.6, the Holder of the Special Interests shall be the "tax matters partner" of the Trust pursuant to the Code. The owner of a majority of the Percentage Interests in the Class R Certificates shall be the "tax matters person" (within the meaning of Treasury Regulations Section 1.860F-4(d)) with respect to each of REMIC I and REMIC II.

                                   ARTICLE VI.
                      AUTHORITY AND DUTIES OF OWNER TRUSTEE

          SECTION 6.1. GENERAL AUTHORITY. The Owner Trustee shall have power and authority and hereby is authorized, empowered and directed to execute and deliver the Basic Documents to which the Trust is named as a party and each certificate or other document attached as an exhibit to or contemplated by the Basic Documents to which the Trust is named as a party and any amendment thereto, in each case, in such form as the Representative shall approve as evidenced conclusively by the Owner Trustee's execution thereof, and on behalf of the Trust, to direct the Indenture Trustee to authenticate and deliver Class AS-1 Notes in the aggregate principal amount of $137,788,000, Class AS-2 Notes in the aggregate principal amount of $141,057,000, Class AS-3 Notes in the aggregate principal amount of $190,443,000, Class MS-1 Notes in the aggregate principal amount of $22,084,000, Class MS-2 Notes in the aggregate principal amount of $23,463,000, Class BS Notes in the aggregate principal amount of $12,423,000, Class AN Notes in the aggregate principal amount of $55,395,000, Class MN Notes in the aggregate principal amount of $2,229,000, Class BN Notes in the aggregate principal amount of $4,457,000. In addition to the foregoing, the Owner Trustee shall have power and authority and hereby is authorized and empowered, but shall not be obligated, to take all actions required of the Trust pursuant to the Basic Documents. The Owner Trustee further shall have power and authority and hereby is authorized and empowered from time to time to take such action as the Servicer recommends to it in writing with respect to the Basic Documents.

          It shall be the duty of the Owner Trustee, and the Owner Trustee shall have power and authority and is hereby authorized and empowered, to discharge (or cause to be discharged) all of its responsibilities pursuant to the terms of this Agreement and the Sale and Servicing Agreement and to administer the Trust in the interest of the Certificateholders, subject to the Basic Documents and in accordance with the provisions of this Agreement. Notwithstanding the foregoing, the Owner Trustee shall be deemed to have discharged its duties and responsibilities hereunder and under the Basic Documents to the extent the Servicer has agreed in the Sale and Servicing Agreement, or the Holder of the Special Interests has agreed hereunder or thereunder, to perform any act or to discharge any duty of the Owner Trustee hereunder or of the Trust under any Basic Document, and the Owner Trustee shall not be liable for the default or failure of the Servicer or the Holder of the Special Interests to carry out its obligations hereunder or thereunder.

          SECTION 6.2.ACTION UPON INSTRUCTION. (a) In accordance with Section
10.05 of the Sale and Servicing Agreement, and subject to the terms of this Agreement, the Majority Securityholders, the Indenture Trustee and (subject to
Article IV) the Holder of the Voting Interest, may, by written instruction, direct the Owner Trustee in the management of the Trust, and the Owner Trustee shall have power and authority, and is hereby authorized and empowered, to follow, and shall be fully protected in following, any such instruction.

          (b) Notwithstanding any provisions hereof to the contrary, the Owner Trustee shall not be required to take any action hereunder or under any Basic Document if the Owner Trustee shall have reasonably determined, or shall have been advised by counsel, that such action is likely to result in liability on the part of the Owner Trustee or is contrary to the terms hereof or of any Basic Document or is otherwise contrary to law.

          (c) Whenever the Owner Trustee is unable to decide between alternative courses of action permitted or required by the terms of this Agreement or any Basic Document, the Owner Trustee shall promptly give notice (in such form as shall be appropriate under the circumstances) to the Certificateholders, and the Holder of the Voting Interest requesting instruction as to the course of action to be adopted, and to the extent the Owner Trustee acts in good faith in accordance with any written instruction of the Holder of the Voting Interest, the Owner Trustee shall not be liable on account of such action to any Person. If the Owner Trustee shall not have received appropriate written instruction within ten days of such notice (or within such shorter period of time as reasonably may be specified in such notice or may be necessary under the circumstances) it may, but shall be under no duty to, take or refrain from taking such action, as it shall deem to be in the best interests of the Certificateholders, and shall have no liability to any Person for such action or inaction.

          (d) In the event that the Owner Trustee is unsure as to the application of any provision of this Agreement or any Basic Document or any such provision is ambiguous as to its application, or is, or appears to be, in conflict with any other applicable provision, or in the event that this Agreement permits any determination by the Owner Trustee or is silent or is incomplete as to the course of action that the Owner Trustee is required to take with respect to a particular set of facts, the Owner Trustee may give notice (in such form as shall be appropriate under the circumstances) to the Certificateholders, the Indenture Trustee, and the Holder of the Voting Interest requesting instruction and, to the extent that the Owner Trustee acts or refrains from acting in good faith in accordance with any written instruction received from the Holder of the Voting Interest (who shall provide such instruction pursuant to Section 2.11 of this Agreement), the Owner Trustee shall not be liable, on account of such action or inaction, to any Person. If the Owner Trustee shall not have received appropriate written instruction within 10 days of such notice (or within such shorter period of time as reasonably may be specified in such notice or may be necessary under the circumstances) it may, but shall be under no duty to, take or refrain from taking such action, as it shall deem to be in the best interests of the Certificateholders, and shall have no liability to any Person for such action or inaction.

          SECTION 6.3. NO DUTIES EXCEPT AS SPECIFIED IN THIS AGREEMENT OR IN INSTRUCTIONS.. The Owner Trustee shall not have any duty or obligation to manage, make any payment with respect to, register, record, sell, dispose of, or otherwise deal with the Owner Trust Estate, or to otherwise take or refrain from taking any action under, or in connection with, any document contemplated hereby to which the Trust or the Owner Trustee is a party, except as expressly provided by the terms of this Agreement or in any direction or written instruction received by the Owner Trustee pursuant to Section 6.2; and no implied duties or obligations shall be read into this Agreement or any Basic Document against the Owner Trustee. The Owner Trustee shall have no responsibility for filing any financing or continuation or termination statement in any public office at any time or to otherwise perfect or maintain the perfection of any security interest or lien granted to it hereunder or to prepare or file any Securities and Exchange Commission filing for the Trust or to record this Agreement or any Basic Document. The Owner Trustee and the Bank nevertheless agrees, each as to itself only, that it will, at its own cost and expense, promptly take all action as may be necessary to discharge any Liens on any part of the Owner Trust Estate that result from actions by, or claims against, the Bank or the Owner Trustee, as the case may be, that are not related to the ownership or the administration of the Owner Trust Estate or the Owner Trustee's serving as owner trustee of the Trust.

          SECTION 6.4. NO ACTION EXCEPT UNDER SPECIFIED DOCUMENTS OR INSTRUCTIONS. The Owner Trustee shall not manage, control, use, sell, dispose of or otherwise deal with any part of the Owner Trust Estate except (i) in accordance with the powers granted to and the authority conferred upon the Owner Trustee pursuant to this Agreement, (ii) in accordance with the Basic Documents and (iii) in accordance with any direction or instruction delivered to the Owner Trustee pursuant to Section 6.2.

          SECTION 6.5. RESTRICTIONS. (a) The Owner Trustee shall not take any action that is inconsistent with the purposes of the Trust set forth in Section
2.3 or (b) that, to the actual knowledge of a Responsible Officer of the Owner Trustee, would result in the Trust or any portion of the Trust becoming taxable as a corporation for federal income tax purposes or would result in either REMIC I or REMIC II not being treated as a REMIC for federal income tax purposes. Neither the Holder of the Voting Interest nor the Certificateholders shall knowingly direct the Owner Trustee to take action that would violate the provisions of this Section.

          (b) The Trust shall not commingle its assets with those of any other entity. The Trust shall maintain its financial and accounting books and records separate from those of any other entity. Except as expressly set forth herein, the Trust shall pay its indebtedness, operating expenses and liabilities from its own funds, and the Trust shall not pay the indebtedness, operating expenses and liabilities of any other entity. The Trust shall maintain appropriate minutes or other records of all appropriate actions and shall maintain its office separate from the offices of any other entity.

          SECTION 6.6 NOTICE OF DEFAULT UNDER INDENTURE. Within 5 days of receipt of a written notice of Default under the Indenture from the Indenture Trustee, the Owner Trustee shall provide notice thereof to each Certificateholder by letter.


                                   ARTICLE VII.
                          CONCERNING THE OWNER TRUSTEE

          SECTION 7.1. ACCEPTANCE OF TRUSTS AND DUTIES. The Owner Trustee accepts the trusts hereby created and agrees to perform its duties hereunder with respect to such trusts but only upon the terms of this Agreement. The Owner Trustee also agrees to disburse all moneys actually received by it constituting part of the Owner Trust Estate upon the terms of the Basic Documents and this Agreement. The Bank shall not be answerable or accountable hereunder or under any Basic Document under any circumstances, except to the Trust and the Certificateholders (i) for its own willful misconduct, bad faith or gross negligence or (ii) in the case of the inaccuracy of any representation or warranty contained in Section 7.3 expressly made by the Bank. In particular, but not by way of limitation (and subject to the exceptions set forth in the preceding sentence):

                    the Bank shall not be liable for any error of judgment made by a Responsible Officer of the Owner Trustee;

                    the Bank shall not be liable with respect to any action taken or omitted to be taken by the Owner Trustee in accordance with the instructions of the Indenture Trustee, the Servicer, the Holder of the Special Interests, the Holder of the Voting Interest, Majority Securityholders, or any Certificateholder or in reliance on any provision of this Agreement;

                    no provision of this Agreement or any Basic Document shall require the Bank to expend or risk funds or otherwise incur any financial liability in the performance of any of its rights or powers hereunder or under any Basic Document if the Bank shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured or provided to it;

                    under no circumstances shall the Bank be liable for the Certificates or any amount due and owing thereon, any other interest in or indebtedness of the Trust, or indebtedness evidenced by or arising under any of the Basic Documents, including the principal of and interest on the Series 1999-1 Notes;

                    the Bank shall not be responsible for or in respect of the validity or sufficiency of this Agreement or for the due execution hereof by any other party hereto, or for the form, character, genuineness, sufficiency, value or validity of any of the Owner Trust Estate or for or in respect of the validity or sufficiency of the Basic Documents, other than the certificate of authentication on the Trust Certificates, and the Bank shall in no event assume or incur any liability, duty or obligation to any Noteholder or to any Certificateholder or other Person, other than as expressly provided for herein;

                    the Bank shall not be liable for the default or misconduct of the Indenture Trustee or the Servicer or the Holder of the Special Interests or the Originators or the Representative or the Holder of the Voting Interest or the Holders or the Certificate Registrar (if not the Owner Trustee) or the Paying Agent (if not the Owner Trustee) under any of the Basic Documents or otherwise and the Bank shall have no obligation or liability to monitor or insure compliance by the Indenture Trustee or the Servicer or the Holder of the Special Interests or the Originators or the Representative or the Holder of the Voting Interest or the Holders or the Certificate Registrar (if not the Owner Trustee) or the Paying Agent (if not the Owner Trustee) with any agreement to which it is a party or to perform the obligations of the Trust under this Agreement or the Basic Documents that are required to be performed by the Indenture Trustee under the Indenture or the Servicer under the Sale and Servicing Agreement or the Holder of the Special Interests under this Agreement; and

                    the Owner Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Agreement, or to institute, conduct or defend any litigation under this Agreement or otherwise or in relation to this Agreement or any Basic Document, at the request, order or direction of any of the Indenture Trustee, the Certificateholders or Majority Securityholders or the Holder of the Voting Interest, unless such Indenture Trustee, Certificateholders, Majority Securityholders or Holder of the Voting Interest have offered to the Owner Trustee security or indemnity satisfactory to it against the costs, expenses and liabilities that may be incurred by the Owner Trustee therein or thereby. The right of the Owner Trustee to perform any discretionary act enumerated in this Agreement or in any Basic Document shall not be construed as a duty, and, except as otherwise provided in the third sentence of this Section 7.1, the Bank shall not be answerable in the performance of any such act.

          SECTION 7.2. FURNISHING OF DOCUMENTS. The Owner Trustee shall furnish to the Certificateholders promptly upon receipt of a written request therefor, duplicates or copies of all reports, notices, requests, demands, certificates, financial statements and any other instruments furnished to the Owner Trustee under the Basic Documents.

          SECTION 7.3. REPRESENTATIONS AND WARRANTIES. The Bank hereby represents and warrants to the Representative, and for the benefit of the Certificateholders, that:

                    It is a banking corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has its principal office within the State of Delaware. It has all requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement.

                    It has taken all corporate action necessary to authorize the execution and delivery by it of this Agreement, and this Agreement will be executed and delivered by one of its officers who is duly authorized to execute and deliver this Agreement on its behalf.

                    Neither the execution nor the delivery by it of this Agreement, nor the consummation by it of the transactions contemplated hereby nor compliance by it with any of the terms or provisions hereof will contravene any federal or Delaware state law, governmental rule or regulation governing the banking or trust powers of the Owner Trustee or any judgment or order binding on it, or constitute any default under its charter documents or by-laws or any indenture, mortgage, contract, agreement or instrument to which it is a party or by which any of its properties may be bound.

          SECTION 7.4. RELIANCE; ADVICE OF COUNSEL. (a) The Owner Trustee shall incur no liability to anyone in acting upon any signature, instrument, notice, resolution, request, consent, order, certificate, report, opinion, bond or other document or paper believed by it to be genuine and believed by it to be signed by the proper party or parties. The Owner Trustee may accept a certified copy of a resolution of the board of directors or other governing body of any corporate party or other entity as conclusive evidence that such resolution has been duly adopted by such body and that the same is in full force and effect. As to any fact or matter the method of the determination of which is not specifically prescribed herein, the Owner Trustee may for all purposes hereof rely on a certificate, signed by the president or any vice president or by the treasurer, secretary or other authorized officers of the relevant party, as to such fact or matter, and such certificate shall constitute full protection to the Owner Trustee for any action taken or omitted to be taken by it in good faith in reliance thereon.

          (b) In the exercise or administration of the trusts hereunder and in the performance of its duties and obligations under this Agreement or the Basic Documents, the Owner Trustee (i) may act directly or through its agents or attorneys pursuant to agreements entered into with any of them, and the Owner Trustee shall not be liable for the conduct or misconduct of such agents or attorneys if such agents or attorneys shall have been selected by the Owner Trustee with reasonable care, and (ii) may consult with counsel, accountants and other skilled Persons to be selected with reasonable care and employed by it. The Owner Trustee shall not be liable for anything done, suffered or omitted in good faith by it in accordance with the opinion or advice of any such counsel, accountants or other such persons.

          SECTION 7.5. NOT ACTING IN INDIVIDUAL CAPACITY. Except as provided in this Agreement, in accepting the trusts hereby created Chase Manhattan Bank Delaware acts solely as Owner Trustee hereunder and not in its individual capacity and all Persons having any claim against the Owner Trustee by reason of the transactions contemplated by this Agreement or any Basic Document shall look only to the Owner Trust Estate for payment or satisfaction thereof.

          SECTION 7.6. OWNER TRUSTEE NOT LIABLE FOR TRUST CERTIFICATES OR LOANS. The recitals contained herein and in the Trust Certificates (other than the signature and authentication of the Owner Trustee on the Trust Certificates) shall be taken as the statements of the Representative and the Owner Trustee assumes no responsibility for the correctness thereof. The Owner Trustee makes no representations or warranties as to the validity or sufficiency of this Agreement, of any Basic Document or of the Trust Certificates (other than the signature and authentication of the Owner Trustee on the Trust Certificates) or the Series 1999-1 Notes, or of any Loan or related documents. The Owner Trustee shall at no time have any responsibility or liability for or with respect to the legality, validity and enforceability of any Note, or the perfection and priority of any security interest created by any Loan in any Mortgaged Property or the maintenance of any such perfection and priority, or for or with respect to the sufficiency of the Owner Trust Estate or its ability to generate the payments to be distributed to Certificateholders under this Agreement or the Noteholders under the Indenture, including, without limitation: the existence, condition and ownership of any Mortgaged Property; the existence and enforceability of any insurance thereon; the existence and contents of any Loan on any computer or other record thereof; the validity of the assignment of any Loan to the Trust or of any intervening assignment; the completeness of any Loan; the performance or enforcement of any Loan; the compliance by the Representative, or the Servicer with any warranty or representation made under any Basic Document or in any related document or the accuracy of any such warranty or representation or any action of the Indenture Trustee or the Servicer or any subservicer taken in the name of the Owner Trustee.

          SECTION 7.7. OWNER TRUSTEE MAY OWN TRUST CERTIFICATES AND SERIES 1999-1 NOTES. The Owner Trustee in its individual or any other capacity may become the owner or pledgee of Trust Certificates or Series 1999-1 Notes and may deal with the Indenture Trustee and the Servicer in banking transactions with the same rights as it would have if it were not Owner Trustee.

          SECTION 7.8. PAYMENTS FROM OWNER TRUST ESTATE. All payments to be made by the Owner Trustee under this Agreement or any of the Basic Documents to which the Trust or the Owner Trustee is a party shall be made only from the income and proceeds of the Owner Trust Estate and only to the extent that the Owner Trustee shall have received income or proceeds from the Owner Trust Estate to make such payments in accordance with the terms hereof. Chase Manhattan Bank Delaware, or any successor thereto, in its individual capacity, shall not be liable for any amounts payable under this Agreement or any of the Basic Documents to which the Trust or the Owner Trustee is a party.

          SECTION 7.9. DOING BUSINESS IN OTHER JURISDICTIONS. Notwithstanding anything contained to the contrary, neither Chase Manhattan Bank Delaware nor any successor thereto, nor the Owner Trustee shall be required to take any action in any jurisdiction other than in the State of Delaware if the taking of such action will, even after the appointment of a co-trustee or separate trustee in accordance with Section 10.5 hereof, (i) require the consent or approval or authorization or order of or the giving of notice to, or the registration with or the taking of any other action in respect of, any state or other governmental authority or agency of any jurisdiction other than the State of Delaware; (ii) result in any fee, tax or other governmental charge under the laws of the State of Delaware becoming payable by Chase Manhattan Bank Delaware (or any successor thereto); or (iii) subject Chase Manhattan Bank Delaware (or any successor thereto) to personal jurisdiction in any jurisdiction other than the State of Delaware for causes of action arising from acts unrelated to the consummation of the transactions by Chase Manhattan Bank Delaware (or any successor thereto) or the Owner Trustee, as the case may be, contemplated hereby.

                                  ARTICLEVIII.
                          COMPENSATION OF OWNER TRUSTEE

          SECTION 8.1. OWNER TRUSTEE'S FEES AND EXPENSES. To the extent not received by the Owner Trustee pursuant to Section 7.03(b) of the Sale and Servicing Agreement, the Owner Trustee and the Holder of the Voting Interest shall receive from the Representative as compensation for their respective services hereunder such fees as have been separately agreed upon before the date hereof between the Representative and the Owner Trustee or the Holder of the Voting Interest, as applicable, and the Owner Trustee and the Holder of the Voting Interest shall be entitled to be reimbursed by the Representative for their respective other reasonable expenses hereunder and under the Basic Documents, including the reasonable compensation, expenses and disbursements of such agents, representatives, experts and counsel as the Owner Trustee or the Holder of the Voting Interest, as applicable, may employ in connection with the exercise and performance of their respective rights and duties hereunder.

          SECTION 8.2. INDEMNIFICATION. Except as set forth in Section 2.11 hereof, the Representative shall be liable as primary obligor for, and shall indemnify, defend and hold harmless the Bank, in its individual capacity and as Owner Trustee, and the Holder of the Voting Interest and their respective successors, assigns, directors, officers, employees, agents and servants (collectively, the "Indemnified Parties") from and against, any and all liabilities, obligations, losses, damages, taxes, claims, actions and suits, and any and all reasonable costs, expenses and disbursements (including reasonable legal fees and expenses) of any kind and nature whatsoever (collectively, "Expenses") which may at any time be imposed on, incurred by, or asserted against the Owner Trustee or any Indemnified Party in any way relating to or arising out of this Agreement, the Basic Documents, the Owner Trust Estate, the administration of the Owner Trust Estate or the action or inaction of the Owner Trustee or the Holder of the Voting Interest hereunder, except only that the Representative shall not be liable for or required to indemnify the Owner Trustee from and against Expenses arising or resulting from any of the matters described in the third sentence of Section 7.1. The indemnities contained in this Section shall survive the resignation or termination of the Owner Trustee, the Holder of the Voting Interest or the termination of this Agreement. In any event of any claim, action or proceeding for which indemnity will be sought pursuant to this Section, the Owner Trustee's choice of legal counsel shall be subject to the approval of the Representative, which approval shall not be unreasonably withheld. In the event the Owner Trustee has notice of a claim for Expenses it shall give prompt written notice thereof to the Representative and the Representative shall promptly confirm to the Owner Trustee whether it shall defend such claim.

          SECTION 8.3. PAYMENTS TO THE OWNER TRUSTEE. Any amounts paid to the Owner Trustee pursuant to this Article VIII shall be deemed not to be a part of the Owner Trust Estate immediately after such payment.

          SECTION 8.4. NON-RECOURSE OBLIGATIONS. Notwithstanding anything in this Agreement or any Basic Document, the Owner Trustee agrees in its individual capacity and in its capacity as Owner Trustee for the Trust that all obligations of the Trust to the Owner Trustee individually or as Owner Trustee for the Trust shall be recourse to the Owner Trust Estate only and specifically shall not be recourse to the assets of any Originator, the Representative, any Certificateholder.

                                   ARTICLE IX.
                      DISSOLUTION AND TERMINATION OF TRUST

          SECTION 9.1. TERMINATION OF TRUST AGREEMENT. (a) This Agreement (other than Article VIII) and the Trust shall dissolve, wind-up and terminate and be of no further force or effect, upon the final distribution by the Paying Agent and/or Owner Trustee of all moneys or other property or proceeds of the Owner Trust Estate in accordance with the terms of the Indenture, the Sale and Servicing Agreement and Article V and the termination of the Indenture; PROVIDED, HOWEVER, that the rights to indemnification under Section 8.2 and other rights and protections of the Owner Trustee and the Bank shall survive the termination of the Trust. The Servicer shall promptly notify the Owner Trustee of any prospective termination pursuant to this Section 9.1. The bankruptcy, liquidation, dissolution, death or incapacity of any Certificateholder or Owner, including the Holder of the Special Interests, shall not (x) operate to terminate this Agreement or the Trust, nor (y) entitle such Certificateholder's or Owner's legal representatives or heirs to claim an accounting or to take any action or proceeding in any court for a partition or winding up of all or any part of the Trust or Owner Trust Estate nor (z) otherwise affect the rights, obligations and liabilities of the parties hereto.

                    (b) Except as provided in clause (a), none of the Representative, the Seller or the Holder of the Special Interests nor any Certificateholder shall be entitled to revoke or terminate the Trust.

                    (c) Notice of any termination of the Trust, specifying the Remittance Date upon which the Certificateholders shall surrender their Trust Certificates to the Paying Agent for payment of the final distribution and cancellation, shall be given by the Owner Trustee by letter to Certificateholders mailed within five Business Days of receipt of notice of such termination from the Servicer given pursuant to Section 11.01 of the Sale and Servicing Agreement, stating as set forth in such notice from the Servicer (i) the Remittance Date upon or with respect to which final payment of the Trust Certificates shall be made upon presentation and surrender of the Trust Certificates at the office of the Paying Agent therein designated, (ii) the amount of any such final payment and (iii) that the Record Date otherwise applicable to such Remittance Date is not applicable, payments being made only upon presentation and surrender of the Trust Certificates at the office of the Paying Agent therein specified. The Owner Trustee shall give such notice to the Certificate Registrar (if other than the Owner Trustee) and the Paying Agent (if other than the Owner Trustee) at the time such notice is given to Certificateholders. Upon presentation and surrender of the Trust Certificates, the Paying Agent shall cause to be distributed to Certificateholders amounts distributable on such Remittance Date pursuant to Section 5.2.

                    In the event that all of the Certificateholders shall not surrender their Trust Certificates for cancellation within six months after the date specified in the above mentioned written notice, the Owner Trustee shall give a second written notice to the remaining Certificateholders to surrender their Trust Certificates for cancellation and receive the final distribution with respect thereto. If within one year after the second notice all the Trust Certificates shall not have been surrendered for cancellation, the Owner Trustee may take appropriate steps, or may appoint an agent to take appropriate steps, to contact the remaining Certificateholders concerning surrender of their Trust Certificates, and the cost thereof shall be paid out of the funds and other assets that shall remain subject to this Agreement. Any funds remaining in the Trust after exhaustion of such remedies shall be distributed, subject to applicable escheat laws, by the Owner Trustee to the Holder of the Special Interests to the extent the funds are attributable to Pool II, and to those Class R Certificateholders who surrendered their Class R Certificates to the extent the funds are attributable to Pool I. Class II Certificateholders shall thereafter look solely to the Holder of the Special Interests as general unsecured creditors.

                    (d) Any funds remaining in the Trust after funds for final distribution have been distributed or set aside for distribution shall be distributed by the Owner Trustee to the Class R Certificateholders, in the case of funds attributable to Pool I, and to the Holder of the Special Interests, in the case of funds attributable to Pool II.

                    (e) Upon termination and completion of the winding up of the Trust, in accordance with Section 3808 of the Business Trust Statute, the Owner Trustee shall cause the Certificate of Trust to be canceled by filing a certificate of cancellation with the Secretary of State in accordance with the provisions of Section 3810 of the Business Trust Statute and thereupon the Trust and this Agreement shall terminate. The Owner Trustee shall furnish notice of such filing to each Rating Agency.

                                   ARTICLE X.
             SUCCESSOR OWNER TRUSTEES AND ADDITIONAL OWNER TRUSTEES

          SECTION 10.1. ELIGIBILITY REQUIREMENTS FOR OWNER TRUSTEE. The Owner Trustee shall at all times be a corporation or association (i) authorized to exercise corporate trust powers; and (ii) having a combined capital and surplus of at least $50,000,000 and subject to supervision or examination by federal or state authorities; PROVIDED that with respect to the initial Owner Trustee (but not any successor trustee) the combined capital and surplus of the parent organization of such banking association shall be included in the determination of the combined capital and surplus of such banking association. If such association shall publish reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purpose of this Section, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. In case at any time the Owner Trustee shall cease to be eligible in accordance with the provisions of this Section, the Owner Trustee shall resign immediately in the manner and with the effect specified in Section 10.2. In addition, at all times the Owner Trustee or a co-trustee shall be a person that satisfies the requirements of
Section 3807(a) of the Business Trust Statute (the "Delaware Trustee").

          SECTION 10.2. RESIGNATION OR REMOVAL OF OWNER TRUSTEE. The Owner Trustee may at any time resign and be discharged from the trusts hereby created by giving written notice thereof to the Servicer. Upon receiving such notice of resignation, the Servicer shall promptly appoint a successor Owner Trustee by written instrument, in duplicate, one copy of which instrument shall be delivered to the resigning Owner Trustee and one copy to the successor Owner Trustee. If no successor Owner Trustee shall have been so appointed and have accepted appointment within 30 days after the giving of such notice of resignation (or after removal pursuant to the following paragraph), the Owner Trustee so resigning or being removed may petition any court of competent jurisdiction for the appointment of a successor Owner Trustee.

          If at any time the Owner Trustee shall cease to be eligible in accordance with the provisions of Section 10.1 and shall fail to resign after written request therefor by the Servicer, or if at any time the Owner Trustee shall be legally unable to act, or shall be adjudged bankrupt or insolvent, or a receiver of the Owner Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Owner Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then the Servicer may remove the Owner Trustee. If the Servicer shall remove the Owner Trustee under the authority of the immediately preceding sentence, the Servicer, shall promptly appoint a successor Owner Trustee by written instrument, in duplicate, one copy of which instrument shall be delivered to the outgoing Owner Trustee so removed and one copy to the successor Owner Trustee along with payment of all fees and other amounts, if any, owed to the outgoing Owner Trustee.

          Any resignation or removal of the Owner Trustee and appointment of a successor Owner Trustee pursuant to any of the provisions of this Section shall not become effective until acceptance of appointment by the successor Owner Trustee pursuant to Section 10.3 and payment of all fees and expenses owed to the outgoing Owner Trustee. The Servicer shall provide notice of such resignation or removal of the Owner Trustee to each of the Rating Agencies.

          SECTION 10.3. SUCCESSOR OWNER TRUSTEE. Any successor Owner Trustee appointed pursuant to Section 10.2 shall execute, acknowledge and deliver to the Servicer and to its predecessor Owner Trustee an instrument accepting such appointment under this Agreement, and thereupon the resignation or removal of the predecessor Owner Trustee shall become effective and such successor Owner Trustee, without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor under this Agreement, with like effect as if originally named as Owner Trustee. The predecessor Owner Trustee shall upon payment of its fees and expenses and any other amounts due to it hereunder deliver to the successor Owner Trustee all documents and statements and monies held by it under this Agreement; and the Servicer and the predecessor Owner Trustee shall execute and deliver such instruments and do such other things as may reasonably be required for fully and certainly vesting and confirming in the successor Owner Trustee all such rights, powers, duties and obligations.

          No successor Owner Trustee shall accept appointment as provided in this Section unless at the time of such acceptance such successor Owner Trustee shall be eligible pursuant to Section 10.1.

          Upon acceptance of appointment by a successor Owner Trustee pursuant to this Section, the Servicer shall mail notice of the successor of such Owner Trustee to all Certificateholders, the Indenture Trustee, the Noteholders, and the Rating Agencies. If the Servicer shall fail to mail such notice within 10 days after acceptance of appointment by the successor Owner Trustee, the successor Owner Trustee shall cause such notice to be mailed at the expense of the Servicer.

          SECTION 10.4. MERGER OR CONSOLIDATION OF OWNER TRUSTEE. Any corporation or association into which the Owner Trustee may be merged or converted or with which it may be consolidated, or any corporation or association resulting from or surviving any merger, conversion or consolidation to which the Owner Trustee shall be a party, or any corporation or association succeeding to all or substantially all of the corporate trust business of the Owner Trustee, shall be the successor of the Owner Trustee hereunder, provided such corporation or association shall be eligible pursuant to Section 10.1, without the execution or filing of any instrument or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding; provided further that the Owner Trustee shall mail notice of such merger, sale, conversion or consolidation to the Rating Agencies.

          SECTION 10.5. APPOINTMENT OF CO-TRUSTEE OR SEPARATE TRUSTEE. Notwithstanding any other provisions of this Agreement, at any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Owner Trust Estate or any Mortgaged Property may at the time be located, the Servicer and the Owner Trustee acting jointly shall have the power, authority and authorization to, and shall execute and deliver all instruments to appoint one or more Persons approved by the Owner Trustee to act as co-trustee, jointly with the Owner Trustee, or separate trustee or separate trustees, of all or any part of the Owner Trust Estate, and to vest in such Person, in such capacity, such title to the Owner Trust Estate, or any part thereof, and, subject to the other provisions of this Section, such powers, duties, obligations, rights and trusts as the Servicer and the Owner Trustee may consider necessary or desirable. If the Servicer shall not have joined in such appointment within 15 days after the receipt by it of a request so to do, the Owner Trustee alone shall have the power to make such appointment. No co-trustee or separate trustee under this Agreement shall be required to meet the terms of eligibility as a successor trustee pursuant to Section 10.1 and no notice of the appointment of any co-trustee or separate trustee shall be required pursuant to
Section 10.3.

                         Each separate trustee and co-trustee shall, to the
                    extent permitted by law, be appointed and act subject to the following provisions and conditions: all rights, powers, duties and obligations conferred or imposed upon the Owner Trustee shall be conferred upon and exercised or performed by the Owner Trustee and such separate trustee or co-trustee jointly (it being understood that such separate trustee or co-trustee is not authorized to act separately without the Owner Trustee joining in such act), except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed, the Owner Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Owner Trust Estate or any portion thereof in any such jurisdiction) shall be exercised and performed singly by such separate trustee or co-trustee, but solely at the direction of the Owner Trustee;

                         no trustee under this Agreement shall be personally
                    liable by reason of any act or omission of any other trustee under this Agreement; and

                         the Servicer and the Owner Trustee acting jointly may
                    at any time accept the resignation of or remove any separate trustee or co-trustee.

          Any notice, request or other writing given to the Owner Trustee shall be deemed to have been given to each of the then separate trustees or co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Agreement and the conditions of this Article. Each separate trustee or co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Owner Trustee or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Owner Trustee. Each such instrument shall be filed with the Owner Trustee and a copy thereof given to the Servicer.

          Any separate trustee or co-trustee may at any time appoint the Owner Trustee, its agent or attorney-in-fact with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Agreement on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Owner Trustee, to the extent permitted by law, without the appointment of a new or successor trustee.

          SECTION 10.6. RESIGNATION OR REMOVAL OF HOLDER OF THE VOTING INTEREST. The Holder of the Voting Interest may at any time resign and be discharged from the trusts hereby created by giving written notice thereof to the Owner Trustee and the Holder of the Special Interest. Upon receiving such notice of resignation, the Holder of the Special Interest shall promptly appoint a successor Holder of the Voting Interest by written instrument, in duplicate, one copy of which instrument shall be delivered to the resigning Holder of the Voting Interest and one copy to the successor Holder of the Voting Interest. If no successor Holder of the Voting Interest shall have been so appointed and have accepted appointment within 30 days after the giving of such notice of resignation (or after removal pursuant to the following paragraph), the Holder of the Voting Interest so resigning or being removed may petition any court of competent jurisdiction for the appointment of a successor Holder of the Voting Interest.

          If at any time the Holder of the Voting Interest shall be legally unable to act, or shall be adjudged bankrupt or insolvent, or a receiver of the Holder of the Voting Interest or of its property shall be appointed, or any public officer shall take charge or control of the Holder of the Voting Interest or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then the Holder of the Special Interests may remove the Holder of the Voting Interest. If the Holder of the Special Interests shall remove the Holder of the Voting Interest under the authority of the immediately preceding sentence, the Holder of the Special Interests, shall promptly appoint a successor Holder of the Voting Interest by written instrument, in duplicate, one copy of which instrument shall be delivered to the outgoing Holder of the Voting Interest so removed and one copy to the successor Holder of the Voting Interest along with payment of all fees and other amounts, if any, owed to the outgoing Holder of the Voting Interest.

          Any resignation or removal of the Holder of the Voting Interest and appointment of a successor Holder of the Voting Interest pursuant to any of the provisions of this Section shall not become effective until acceptance of appointment by the successor Holder of the Voting Interest and payment of all fees and expenses owed to the outgoing Holder of the Voting Interest. The Owner Trustee shall provide notice of such resignation or removal of the Holder of the Voting Interest to each of the Rating Agencies.

                                   ARTICLE XI.

                                  MISCELLANEOUS

          SECTION 11.1. SUPPLEMENTS AND AMENDMENTS. (a) This Agreement may be amended by the Representative and the Owner Trustee, with prior written notice to the Rating Agencies, without the consent of any of the Noteholders or the Certificateholders, to cure any ambiguity or defect, to correct or supplement any provisions in this Agreement or for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions in this Agreement or of modifying in any manner the rights of the Noteholders or the Certificateholders; PROVIDED, HOWEVER, that such action shall not, as evidenced by an Opinion of Counsel, adversely affect in any material respect the interests of any Noteholder or Certificateholder or the Holder of the Voting Interest.

                    (b) This Agreement may also be amended from time to time by the Representative and the Owner Trustee, with the prior written notice to the Rating Agencies, with the consent of the Holders of Series 1999-1 Notes evidencing not less than a majority of the Outstanding Amount of the Series 1999-1 Notes and, to the extent the Certificates or the rights, benefits or duties of the Holder of the Voting Interest are affected thereby, the consent of the Holder of the Voting Interest for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Noteholders or the Certificateholders; PROVIDED, HOWEVER, that no such amendment shall (i) increase or reduce in any manner the amount of, or accelerate or delay the timing of, collections of payments on Loans or distributions that shall be required to be made for the benefit of the Noteholders or the Certificateholders or (ii) reduce the aforesaid percentage of the Outstanding Amount of the Series 1999-1 Notes and the Ownership Percentage required to consent to any such amendment, without the consent of the Holders of all the outstanding Series 1999-1 Notes and Holders of all outstanding Certificates. Promptly after the execution of any such amendment or its receipt of any such consent, the Owner Trustee shall furnish written notification of the substance of such amendment or its receipt of any consent to each Certificateholder, the Indenture Trustee, and each of the Rating Agencies.

                    (c) It shall not be necessary for the consent of the Holder of the Voting Interest, the Certificateholders, the Noteholders or the Indenture Trustee pursuant to this Section to approve the particular form of any proposed amendment or consent, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents (and any other consents of the Holder of the Voting Interest and the Certificateholders provided for in this Agreement or in any other Basic Document) and of evidencing the authorization of the execution thereof by Certificateholders shall be subject to such reasonable requirements as the Owner Trustee may prescribe.

                    (d) Promptly after the execution of any amendment to the Certificate of Trust, the Owner Trustee shall cause the filing of such amendment with the Secretary of State.

                    (e) Prior to the execution of any amendment to this Agreement or the Certificate of Trust, the Owner Trustee shall be entitled to receive and rely upon an Opinion of Counsel stating that the execution of such amendment is authorized or permitted by this Agreement and that all conditions precedent to the execution and delivery of such amendment have been satisfied. The Owner Trustee may, but shall not be obligated to, enter into any such amendment which affects the Owner Trustee's own rights, duties or immunities under this Agreement or otherwise. The Owner Trustee shall furnish copies of any such amendments to this Agreement to each Rating Agency.

          SECTION 11.2. NO LEGAL TITLE TO OWNER TRUST ESTATE IN CERTIFICATEHOLDERS. The Certificateholders shall not have legal title to any part of the Owner Trust Estate. The Certificateholders shall be entitled to receive distributions with respect to their undivided beneficial ownership interest therein only in accordance with Articles V and IX. No transfer, by operation of law or otherwise, of any right, title or interest of the Certificateholders to and in their ownership interest in the Owner Trust Estate shall operate to terminate this Agreement or the trusts hereunder or entitle any transferee to an accounting or to the transfer to it of legal title to any part of the Owner Trust Estate.

          SECTION 11.3. LIMITATIONS ON RIGHTS OF OTHERS. Except for Sections 2.7 and 8.2, the provisions of this Agreement are solely for the benefit of the Owner Trustee, the Bank, the Representative, the Certificateholders, the Servicer, and, to the extent expressly provided herein, the Indenture Trustee and the Noteholders, and nothing in this Agreement, whether express of implied, shall be construed to give to any other Person any legal or equitable right, remedy or claim in the Owner Trust Estate or under or in respect of this Agreement or any covenants, conditions or provisions contained herein.

          SECTION 11.4. NOTICES. Unless otherwise expressly specified or permitted by the terms hereof, all notices shall be in writing and shall be personally delivered, delivered by overnight courier or mailed certified mail, return receipt requested or telecopied and shall be deemed to have been duly given upon receipt, if to the Trust, addressed to the Owner Trustee at the Corporate Trust Office; if to the Owner Trustee, addressed to the Corporate Trust Office; if to the Originators, the Representative or the Holder of the Special Interests, addressed to The Money Store Inc., 707 Third Street, West Sacramento, California 95605, Attention: Executive Vice President; if to the Rating Agencies, addressed to Duff & Phelps Credit Rating Co., 55 East Monroe Street, Suite 3800, Chicago, Illinois 60603, Attention: Monitoring Group (Small Business Loans) and to Moody's Investors Service, 99 Church Street, 4th Floor, New York, New York 10007, Attention: Structured Finance; if to the Holder of the Voting Interest, addressed to Norwest Bank Minnesota, National Association, 11000 Broken Land Parkway, Columbia, Maryland 21004, Attention: Corporate Trust Department (Money Store 99-1); or, as to each party, at such other address as shall be designated by such party in a written notice to each other party.

          Any notice required or permitted to be given to a Certificateholder shall be given by first-class mail, postage prepaid, at the address of such Holder as shown in the Certificate Register. Any notice so mailed within the time prescribed in this Agreement shall be conclusively presumed to have been duly given, whether or not the Certificateholder receives such notice.

          SECTION 11.5. SEVERABILITY. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

          SECTION 11.6. SEPARATE COUNTERPARTS. This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same instrument.

          SECTION 11.7. SUCCESSORS AND ASSIGNS. All covenants and agreements contained herein shall be binding upon, and inure to the benefit of, the Representative, the Holder of the Special Interests , the Owner Trustee and its successors, each Certificateholder and its successors and permitted assigns and the Holder of the Voting Interest and its successors and permitted assigns., all as herein provided. Any request, notice, direction, consent, waiver or other instrument or action by a Certificateholder shall bind the successors and assigns of such Certificateholder.

          SECTION 11.8. [Reserved.]

          SECTION 11.9. NO PETITION. The Owner Trustee (not in its individual capacity but solely as Owner Trustee), by entering into this Agreement, each Certificateholder, by accepting a Trust Certificate, the Holder of the Voting Interest, the Bank, the Seller and the Indenture Trustee and each Noteholder by accepting the benefits of this Agreement, hereby covenants and agrees that they will not at any time institute against the Trust, or join in any institution against the Trust of, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings under any United States federal or state bankruptcy or similar law.

          SECTION 11.10. NO RECOURSE. Each Certificateholder by accepting a Trust Certificate acknowledges that such Certificateholder's Trust Certificates represent beneficial ownership interests in the Trust only and do not represent interests in or obligations of the Representative, the Originators, the Servicer, the Holder of the Special Interests, the Holder of the Voting Interest, the Owner Trustee, the Bank, the Indenture Trustee, or any Affiliate thereof and no recourse by such Certificateholder may be had against such parties or their assets, except as may be expressly set forth or contemplated in this Agreement, the Trust Certificates or the Basic Documents.

          SECTION 11.11. HEADINGS. The headings of the various Articles and Sections herein are for convenience of reference only and shall not define or limit any of the terms or provisions hereof.

          SECTION 11.12. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

          SECTION 11.13. SERVICER. The Servicer is authorized and empowered to execute, prepare, file and/or deliver in the name and on behalf of the Trust all such documents, reports, filings, tax returns, instruments, certificates and opinions as it shall be the duty of the Trust to prepare, file or deliver pursuant to the Basic Documents. Upon written request of the Servicer, the Owner Trustee on behalf of the Trust shall execute and deliver to the Servicer a power of attorney appointing the Servicer the Trust's agent and attorney-in-fact to execute, prepare, file and deliver all such documents, reports, filings, tax returns, instruments, certificates and opinions.

          IN WITNESS WHEREOF, the parties hereto have caused this Trust Agreement to be duly executed by their respective officers hereunto duly authorized as of the day and year first above written.

                            CHASE MANHATTAN BANK DELAWARE,
                            as Owner Trustee


                            By: /s/ Denis Kelly
                                --------------------------------
                                Name:  Denis Kelly
                                Title: Assistant Vice President

                            THE MONEY STORE COMMERCIAL MORTGAGE
                            INC., as Seller and Servicer


                            By: /s/ Arthur Lyon
                                --------------------------------
                                Name:  Arthur Lyon
                                Title: Senior Vice President/CFO

                             ACCEPTED AND AGREED:


                             NORWEST BANK MINNESOTA, NATIONAL
                             ASSOCIATION, as Holder of the Voting Interest


                             By: /s/ Amy Wahl
                                 -------------------------------
                                 Name:  Amy Wahl
                                 Title: Assistant Vice President

                             ACCEPTED AND AGREED:

                             HSBC BANK USA, Authenticating Agent,
                             Certificate Registrar and Paying Agent


                             By: /s/ Susan Barstock
                                 -------------------------------
                                 Name:  Susan Barstock
                                 Title: Assistant Vice President

                             ACCEPTED AND AGREED:

                             FIRST UNION NATIONAL BANK,
                             as Holder of the Special Interests


                             By: /s/ Al R. Bush
                                 -------------------------------
                                 Name:  Al R. Bush
                                 Title: Senior Vice President

                             ACCEPTED AND AGREED:

                             THE MONEY STORE INC.,
                             as Representative


                             By: /s/ Arthur Lyon
                                 -------------------------------
                                 Name:  Arthur Lyon
                                 Title: Senior Vice President/CFO

                                                                  EXHIBIT A

                             CLASS ____ CERTIFICATE
NUMBER ___

THIS TRUST CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"). THE HOLDER HEREOF, BY PURCHASING THIS TRUST CERTIFICATE, AGREES THAT THIS TRUST CERTIFICATE MAY BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY IN ACCORDANCE WITH ANY APPLICABLE STATE SECURITIES LAWS AND (1) TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS AN INSTITUTIONAL ACCREDITED INVESTOR WITHIN THE MEANING OF RULE 501(A)(1)-(3) UNDER THE ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF AN INSTITUTIONAL ACCREDITED INVESTOR, OR (2) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT.

THIS TRUST CERTIFICATE IS SUBJECT TO THE TERMS OF THE TRUST AGREEMENT AND TO ADDITIONAL RESTRICTIONS ON TRANSFER AS SET FORTH IN ARTICLE III OF THE TRUST AGREEMENT. THIS TRUST CERTIFICATE AND ANY RIGHTS REPRESENTED THEREBY MAY BE SUBJECT TO LIENS GRANTED BY A PRIOR HOLDER THEREOF.

THIS TRUST CERTIFICATE MAY NOT BE TRANSFERRED DIRECTLY OR INDIRECTLY TO (1) EMPLOYEE BENEFIT PLANS, RETIREMENT ARRANGEMENTS, INDIVIDUAL RETIREMENT ACCOUNTS OR KEOGH PLANS SUBJECT TO EITHER TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED, OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED, OR (2) ENTITIES (INCLUDING INSURANCE COMPANY GENERAL ACCOUNTS) WHOSE UNDERLYING ASSETS INCLUDE PLAN ASSETS BY REASON OF ANY SUCH PLAN'S ARRANGEMENTS OR ACCOUNT'S INVESTMENT IN SUCH ENTITIES. FURTHER, THIS TRUST CERTIFICATE MAY BE TRANSFERRED ONLY TO A UNITED STATES PERSON WITHIN THE MEANING OF SECTION 7701(A)(30) OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED.

THIS TRUST CERTIFICATE IS NOT GUARANTEED OR INSURED BY ANY GOVERNMENTAL AGENCY.

[SOLELY FOR FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS AN INTEREST IN A CLASS OF "REGULAR INTERESTS" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" ("REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTION 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), ASSUMING COMPLIANCE WITH THE REMIC PROVISIONS OF THE CODE.]

[SOLELY FOR FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS THE "RESIDUAL INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" ("REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTION 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), ASSUMING COMPLIANCE WITH THE REMIC PROVISIONS OF THE CODE.

TRANSFER OF THIS CLASS R CERTIFICATE IS RESTRICTED AS SET FORTH IN THE SALE AND SERVICING AGREEMENT AND THE TRUST AGREEMENT. NO TRANSFER OF THIS CLASS R CERTIFICATE MAY BE MADE TO A "DISQUALIFIED ORGANIZATION" AS DEFINED IN SECTION 860E(E)(5) OF THE CODE. SUCH TERM INCLUDES THE UNITED STATES, ANY STATE OR POLITICAL SUBDIVISION THEREOF, ANY FOREIGN GOVERNMENT, ANY INTERNATIONAL ORGANIZATION, ANY AGENCY OR INSTRUMENTALITY OF ANY OF THE FOREGOING (OTHER THAN CERTAIN TAXABLE INSTRUMENTALITIES), ANY COOPERATIVE ORGANIZATION FURNISHING ELECTRIC ENERGY OR PROVIDING TELEPHONE SERVICE TO PERSONS IN RURAL AREAS, OR ANY ORGANIZATION (OTHER THAN A FARMERS' COOPERATIVE) THAT IS EXEMPT FROM FEDERAL INCOME TAX UNLESS SUCH ORGANIZATION IS SUBJECT TO THE TAX ON UNRELATED BUSINESS INCOME. NO TRANSFER OF THIS CLASS R CERTIFICATE WILL BE REGISTERED BY THE CERTIFICATE REGISTRAR UNLESS THE PROPOSED TRANSFEREE HAS DELIVERED AN AFFIDAVIT AFFIRMING, AMONG OTHER THINGS, THAT THE PROPOSED TRANSFEREE IS NOT A DISQUALIFIED ORGANIZATION AND IS NOT ACQUIRING THE CLASS R CERTIFICATE FOR THE ACCOUNT OF A DISQUALIFIED ORGANIZATION. A COPY OF THE FORM OF AFFIDAVIT REQUIRED OF EACH PROPOSED TRANSFEREE IS ON FILE AND AVAILABLE FROM THE UNDERSIGNED OWNER TRUSTEE.

     A TRANSFER IN VIOLATION OF THE APPLICABLE RESTRICTIONS MAY GIVE RISE TO A SUBSTANTIAL TAX UPON THE TRANSFEROR OR, IN CERTAIN CASES, UPON AN AGENT ACTING FOR THE TRANSFEREE. A PASS-THROUGH ENTITY THAT HOLDS THIS CLASS R CERTIFICATE AND THAT HAS A DISQUALIFIED ORGANIZATION AS A RECORD HOLDER IN ANY TAXABLE YEAR GENERALLY WILL BE SUBJECT TO A TAX FOR EACH SUCH YEAR EQUAL TO THE PRODUCT OF
(A) THE AMOUNT OF EXCESS INCLUSIONS WITH RESPECT TO THE PORTION OF THIS CERTIFICATE OWNED THROUGH SUCH PASS-THROUGH ENTITY BY SUCH DISQUALIFIED ORGANIZATION, AND (B) THE HIGHEST MARGINAL FEDERAL TAX RATE ON CORPORATIONS. FOR PURPOSES OF THE PRECEDING SENTENCE, THE TERM "PASS-THROUGH" ENTITY INCLUDES REGULATED INVESTMENT COMPANIES, REAL ESTATE INVESTMENT TRUSTS, COMMON TRUST FUNDS, PARTNERSHIPS, TRUSTS, ESTATES, COOPERATIVES TO WHICH PART I OF SUBCHAPTER T OF THE CODE APPLIES AND, EXCEPT AS PROVIDED IN REGULATIONS, NOMINEES.

     IN ADDITION, FOR TAXABLE YEARS BEGINNING AFTER DECEMBER 31, 1997, ALL PARTNERS OF CERTAIN ELECTING PARTNERSHIPS HAVING 100 OR MORE PARTNERS ("ELECTING LARGE PARTNERSHIPS") HOLDING A RESIDUAL INTEREST IN A REMIC SHALL BE TREATED AS DISQUALIFIED ORGANIZATIONS FOR PURPOSES OF THE TAX IMPOSED ON PASS-THROUGH ENTITIES UNDER SECTION 860E(E)(6) OF THE CODE. HOWEVER, THE ELECTING LARGE PARTNERSHIP WOULD BE ENTITLED TO EXCLUDE EXCESS INCLUSION INCOME FROM GROSS INCOME FOR PURPOSES OF DETERMINING THE TAXABLE INCOME OF ITS PARTNERS.]

[THIS TRUST CERTIFICATE HAS NO PRINCIPAL BALANCE.]

[THIS TRUST CERTIFICATE IS NOT TRANSFERABLE]1

                THE MONEY STORE BUSINESS LOAN BACKED TRUST 1999-1

           SERIES 1999-1, CLASS ____ BUSINESS LOAN BACKED CERTIFICATE

evidencing a beneficial ownership interest in certain distributions of the Trust, as defined below, the property of which includes two pool of Loans contributed to the Trust by the Seller.

(THIS TRUST CERTIFICATE DOES NOT REPRESENT AN INTEREST IN OR OBLIGATION OF
THE MONEY STORE INC., THE MONEY STORE COMMERCIAL MORTGAGE INC. OR ANY OF THEIR RESPECTIVE AFFILIATES.)

          THIS CERTIFIES THAT ________________ is the registered owner of ____% of the aggregate Ownership Percentage as a nonassessable, fully-paid, beneficial ownership interest in the Class ___ Certificates issued by The Money Store Business Loan Backed Trust 1999-1 (the "Trust") formed by The Money Store Commercial Mortgage Inc., as seller (the "Seller").

          The Trust was created pursuant to that certain Trust Agreement dated as of May 31, 1999 (the "Trust Agreement") between the Seller, and Chase Manhattan Bank Delaware, not in its individual capacity but solely as owner trustee (the "Owner Trustee"), a summary of certain of the pertinent provisions of which is set forth below. To the extent not otherwise defined herein, the capitalized terms used herein have the meanings assigned to them in the Trust Agreement.


---------------------
1 To be inseted on the Certificate to be held by the Holder of the Special Interest.

          This Certificate is one of the duly authorized Class ____ Certificates (herein called the "Trust Certificates"). Also issued under the Indenture, dated as of May 31, 1999, between the Trust and HSBC Bank USA, as Indenture Trustee (the "Indenture Trustee"), are the Series 1999-1 Business Loan Backed Notes, Class AS-1, Class AS-2, Class AS-3, Class MS-1, Class MS-2, Class BS, Class AN, Class MN and Class BN (collectively, the "Series 1999-1 Notes"). This Trust Certificate is issued under and is subject to the terms, provisions and conditions of the Trust Agreement, to which Trust Agreement the holder of this Trust Certificate by virtue of the acceptance hereof assents and by which such holder is bound. The property of the Trust includes a portfolio of business loans contributed by the Seller (the "Loans"), all monies received on the Loans after the Cut-Off Date, security interests in certain bank accounts and the proceeds thereof, and certain other rights under the Trust Agreement and the Sale and Servicing Agreement dated as of May 31, 1999, among, the Trust, the Seller, as seller and as servicer (in such capacity, "the Servicer"), The Money Store, Inc., as Representative (the "Representative") and the Indenture Trustee (the "Sale and Servicing Agreement").

          Under the Trust Agreement, there will be distributed on the 15th day of each month or, if such 15th day is not a Business Day, the next Business Day (the "Remittance Date"), commencing in July 15, 1999, to the Person in whose name this Trust Certificate is registered at the close of business on the day immediately preceding the Remittance Date (the "Record Date") such Certificateholder's fractional undivided interest in the amount to be distributed to the Class ____ Certificateholders on such Remittance Date.

          The holder of this Trust Certificate acknowledges and agrees that its rights to receive distributions in respect of this Trust Certificate are subordinated to the rights of the Noteholders as described in the Sale and Servicing Agreement, the Indenture and the Trust Agreement, as applicable.

          It is the intent of the Representative, the Servicer, the Seller, the Holder of the Special Interests and the Certificateholders that (i) for purposes of federal income taxes, the Trust, as it relates to the asset in Pool II, the Pool II Notes and the Class II Certificates, will be treated as a partnership and the Class II Certificateholders will be treated as partners in that partnership if, for federal income tax purposes, there is more than one Class II Certificateholder, or as a division of the Class II Certificateholder and ignored as an entity separate from the Class II Certificateholder if, for federal income tax purposes, there is a single Class II Certificateholder; and
(ii) certain portions of the assets in Pool I will be treated as "real estate mortgage investment conduits" ("REMICs") within the meaning of Section 860D of the Internal Revenue Code of 1986, as amended (the "Code"), the Pool I Notes and the Class I Certificates will be "regular interests" in a REMIC, within the meaning of Section 860G(a)(1) of the Code, and the Class R Certificates will be "residual interests" in a REMIC, within the meaning of Section 860G(a)(2) of the Code. The Holder of the Special Interests and the other Certificateholders, by acceptance of their Trust Certificates, agree to treat, and to take no action inconsistent with, the tax treatment just described.

          Each Certificateholder, by its acceptance of a Trust Certificate, covenants and agrees that such Certificateholder will not at any time institute against the Trust or the Holder of the Special Interests, or join in any institution against the Trust or the Holder of the Special Interests of, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings under any United States federal or state bankruptcy or similar law in connection with any obligations relating to the Trust Certificates, the Series 1999-1 Notes, the Trust Agreement or any of the Basic Documents.

          Distributions on this Trust Certificate will be made as provided in the Trust Agreement by the Paying Agent named therein by wire transfer or check mailed to the Certificateholder of record in the Certificate Register without the presentation or surrender of this Trust Certificate or the making of any notation hereon.

          Unless the certificate of authentication hereon shall have been executed by an authorized officer of the Owner Trustee, by manual signature, this Trust Certificate shall not entitle the holder hereof to any benefit under the Trust Agreement or the Sale and Servicing Agreement or be valid for any purpose.

          THIS TRUST CERTIFICATE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

          IN WITNESS WHEREOF, the Owner Trustee, in the name and on behalf of the Trust and not in its individual capacity, has caused this Trust Certificate to be duly executed.

Date: June 29, 1999

                        THE MONEY STORE BUSINESS LOAN BACKED TRUST
                        1999-1

                        By:  CHASE MANHATTAN BANK DELAWARE
                             solely as Owner Trustee and not in its individual capacity

                        [or HSBC BANK USA, as Authenticating
                             Agent and not in its individual capacity]

                        By:
                            -------------------------------
                                Authorized Signatory

OWNER TRUSTEE'S [OR AUTHENTICATING AGENT'S] CERTIFICATE OF AUTHENTICATION

    This is one of the Class ____ Certificates referred to in the within-mentioned Trust Agreement.

Date: June 29, 1999
                        [CHASE MANHATTAN BANK DELAWARE
                        solely as Owner Trustee and not in its individual capacity]

                        [or HSBC BANK USA, as Authenticating
                            Agent and not in its individual capacity]

                        By:
                           ----------------------------------
                            Authorized Signatory

                                   ASSIGNMENT

        FOR VALUE RECEIVED the undersigned hereby sells, assigns and transfers unto:______________________________________________________________________,
_______________________________________________________________________________
(Please print or type name and address, including postal zip code, of assignee)

_______________________________________________________________________________
PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE

the within Trust Certificate, and all rights thereunder, hereby irrevocably constituting and appointing _______________________________________________
Attorney to transfer said Trust Certificate on the books of the Certificate Registrar, with full power of substitution in the premises.

Dated:
                                       ____________________________*
                                           Signature Guaranteed:


--------------------------
* NOTICE: The signature to this assignment must correspond with the name of the registered owner as it appears on the face of the within Trust Certificate in every particular, without alteration, enlargement or any change whatever. Such signature must be guaranteed by an "eligible guarantor institution" meeting the requirements of the Certificate Registrar, which requirements include membership or participation in STAMP or such other "signature guarantee program" as may be determined by the Certificate Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

                                                                  EXHIBIT B


                                    [FORM OF]
                             CERTIFICATE OF TRUST OF
                THE MONEY STORE BUSINESS LOAN BACKED TRUST 1999-1

          THIS Certificate of Trust of The Money Store Trust 1999-1 (the "Trust"), is being duly executed and filed by Chase Manhattan Bank Delaware, a Delaware banking corporation, not in its individual capacity but solely as trustee, to form a business trust under the Delaware Business Trust Act (12 DEL. CODE, ss. 3801 eT SEq.).

          1. NAME. The name of the business trust formed hereby is THE MONEY STORE BUSINESS LOAN BACKED TRUST 1999-1.

          2. DELAWARE TRUSTEE. The name and business address of the trustee of the Trust which has its principal place of business in the State of Delaware is Chase Manhattan Bank Delaware, 1201 Market Street, Wilmington, Delaware 19801,
Attention: Corporate Trust Administration.

          3. EFFECTIVE DATE. This Certificate of Trust shall be effective upon filing.

          IN WITNESS WHEREOF, the undersigned, being the sole trustee of the Trust, has executed this Certificate of Trust.

                             CHASE MANHATTAN BANK DELAWARE

                             not in its individual capacity but
                             solely as owner trustee of the Trust.
                             By:
                                -------------------------------------
                                Name:
                                Title:

                                                                   EXHIBIT C

                                INVESTMENT LETTER

The Money Store Inc.
The Money Store Commercial Mortgage Inc.
707 Third Street
West Sacramento, California 95605

HSBC Bank USA,
 as Certificate Registrar
140 Broadway
New York, New York  10005
Attention: Corporate Trust Department

The Money Store Business Loan Backed Trust 1999-1
c/o Chase Manhattan Bank Delaware,
as Owner Trustee
1201 Market Street
Wilmington, Delaware 19801
Attn: Corporate Trust Administration

         Re:  THE MONEY STORE BUSINESS LOAN BACKED TRUST 1999-1

Ladies and Gentlemen:

          In connection with its purchase of certain Trust Certificates (the "Certificates") of The Money Store Business Loan Backed Trust 1999-1 (the "Issuer"), the purchaser named below (the "Purchaser") or, if an investment adviser is executing this Investment Letter on the Purchaser's behalf, such investment adviser represents, warrants and certifies that:

          (i) it understands that the Certificates are not being and will not be registered under the Securities Act of 1933, as amended (the "1933 Act"), and are not being registered or qualified under any state securities or "blue sky" laws and are being sold to the Purchaser in a transaction that is exempt from the registration requirements of the 1933 Act. The Purchaser is an "accredited investor" as defined in Rule 501(a)(1)-(3) of the 1933 Act and a sophisticated institutional investor that is experienced in purchasing securities similar to the Certificates. The Purchaser is able to bear the economic risk of investment in the Certificates;

          (ii) any information it desired concerning the Certificates, the issuer thereof or any other matter it deemed relevant to its decision to purchase the Certificates has been made available to it. In this regard, it has carefully reviewed with its counsel and understands the terms of the Trust Agreement pursuant to which the Issuer was formed and agrees to be bound by all the terms thereof, including those relating to restrictions on transfer;

          (iii) the Purchaser's purchase of the Certificates would not cause it to fail to comply fully with all applicable requirements of each regulatory body having supervisory or other authority over its operations or over its purchase of the Certificates. In reaching its decision to purchase the Certificates, it has conducted, with its experts and counsel, an independent analysis of the economic and regulatory effects of the transaction on the Purchaser based on the Purchaser's circumstances and has concluded that the purchase of the Certificates is appropriate for the Purchaser's circumstances;

          (iv) the Purchaser has independently confirmed the federal, state and local tax consequences of owning the Certificates;

          (v) the Purchaser is acquiring the Certificates for its own account, not as nominee for any other person, and not with a present view to any distribution or other disposition of the Certificates in violation of the provisions of the 1933 Act;

          (vi) the Purchaser agrees the Certificates must be held indefinitely by it (and may not be sold, pledged, hypothecated or in any way disposed of) unless subsequently registered under the 1933 Act or an exemption from the registration requirements of the 1933 Act is available and such transaction is exempt from all applicable state securities or "blue sky" laws;

          (vii) the Purchaser agrees that in the event that at some future time it wishes to dispose of or exchange the Certificates (such disposition or exchange not being currently foreseen or contemplated), it will not transfer or exchange the Certificates unless:

                         (A) (1) a letter to substantially the same effect as
                this letter is executed and delivered by the purchaser before the transfer or exchange is consummated, and (2) all offers or solicitations in connection with the sale, whether directly or through any agent acting on the Purchaser's behalf, are limited only to Eligible Purchasers and are not made by means of any form of general solicitation or general advertising whatsoever; and

                         (B) the Certificates are sold in any other transaction
                that does not require registration under the 1933 Act and a satisfactory opinion of counsel is furnished to such effect;

          (viii) the Purchaser is not, and is not purchasing for, or on behalf of, (1) an employee benefit plan, retirement arrangement, individual retirement account or Keogh Plan subject to either Title I of the Employee Retirement Income Security Act of 1974, as amended, or Section 4975 of the Internal Revenue Code of 1986, as amended, or (2) an entity (including an insurance company general account) whose underlying assets include plan assets by reason of any such plan's arrangements or account's investment in any such entity.

          (ix) the Purchaser understands that the Certificates bear, and will continue to bear, a legend to substantially the following effect:

THIS TRUST CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"). THE HOLDER HEREOF, BY PURCHASING THIS TRUST CERTIFICATE, AGREES THAT THIS TRUST CERTIFICATE MAY BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY IN ACCORDANCE WITH ANY APPLICABLE STATE SECURITIES LAWS AND (1) TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS AN INSTITUTIONAL ACCREDITED INVESTOR WITHIN THE MEANING OF RULE 501(A)(1)-(3) UNDER THE ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF AN INSTITUTIONAL ACCREDITED INVESTOR, OR (2) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT.

THIS TRUST CERTIFICATE IS SUBJECT TO THE TERMS OF THE TRUST AGREEMENT AND TO ADDITIONAL RESTRICTIONS ON TRANSFER AS SET FORTH IN ARTICLE III OF THE TRUST AGREEMENT. THIS TRUST CERTIFICATE AND ANY RIGHTS REPRESENTED THEREBY MAY BE SUBJECT TO LIENS GRANTED BY A PRIOR HOLDER THEREOF.

THIS TRUST CERTIFICATE MAY NOT BE TRANSFERRED DIRECTLY OR INDIRECTLY TO (1) EMPLOYEE BENEFIT PLANS, RETIREMENT ARRANGEMENTS, INDIVIDUAL RETIREMENT ACCOUNTS OR KEOGH PLANS SUBJECT TO EITHER TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED, OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED, OR (2) ENTITIES (INCLUDING INSURANCE COMPANY GENERAL ACCOUNTS) WHOSE UNDERLYING ASSETS INCLUDE PLAN ASSETS BY REASON OF ANY SUCH PLAN'S ARRANGEMENTS OR ACCOUNT'S INVESTMENT IN SUCH ENTITIES. FURTHER, THIS TRUST CERTIFICATE MAY BE TRANSFERRED ONLY TO A UNITED STATES PERSON WITHIN THE MEANING OF SECTION 7701(A)(30) OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED.

THIS TRUST CERTIFICATE IS NOT GUARANTEED OR INSURED BY ANY GOVERNMENTAL AGENCY.

[With respect to Class I Certificates:
SOLELY FOR FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS AN INTEREST IN A CLASS OF "REGULAR INTERESTS" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" ("REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTION 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), ASSUMING COMPLIANCE WITH THE REMIC PROVISIONS OF THE CODE.]

[With respect to Class R Certificates:
SOLELY FOR FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS THE "RESIDUAL INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" ("REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTION 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), ASSUMING COMPLIANCE WITH THE REMIC PROVISIONS OF THE CODE.

TRANSFER OF THIS CLASS R CERTIFICATE IS RESTRICTED AS SET FORTH IN THE SALE AND SERVICING AGREEMENT AND THE TRUST AGREEMENT. NO TRANSFER OF THIS CLASS R CERTIFICATE MAY BE MADE TO A "DISQUALIFIED ORGANIZATION" AS DEFINED IN SECTION 860E(E)(5) OF THE CODE. SUCH TERM INCLUDES THE UNITED STATES, ANY STATE OR POLITICAL SUBDIVISION THEREOF, ANY FOREIGN GOVERNMENT, ANY INTERNATIONAL ORGANIZATION, ANY AGENCY OR INSTRUMENTALITY OF ANY OF THE FOREGOING (OTHER THAN CERTAIN TAXABLE INSTRUMENTALITIES), ANY COOPERATIVE ORGANIZATION FURNISHING ELECTRIC ENERGY OR PROVIDING TELEPHONE SERVICE TO PERSONS IN RURAL AREAS, OR ANY ORGANIZATION (OTHER THAN A FARMERS' COOPERATIVE) THAT IS EXEMPT FROM FEDERAL INCOME TAX UNLESS SUCH ORGANIZATION IS SUBJECT TO THE TAX ON UNRELATED BUSINESS INCOME. NO TRANSFER OF THIS CLASS R CERTIFICATE WILL BE REGISTERED BY THE CERTIFICATE REGISTRAR UNLESS THE PROPOSED TRANSFEREE HAS DELIVERED AN AFFIDAVIT AFFIRMING, AMONG OTHER THINGS, THAT THE PROPOSED TRANSFEREE IS NOT A DISQUALIFIED ORGANIZATION AND IS NOT ACQUIRING THE CLASS R CERTIFICATE FOR THE ACCOUNT OF A DISQUALIFIED ORGANIZATION. A COPY OF THE FORM OF AFFIDAVIT REQUIRED OF EACH PROPOSED TRANSFEREE IS ON FILE AND AVAILABLE FROM THE UNDERSIGNED OWNER TRUSTEE.

A TRANSFER IN VIOLATION OF THE APPLICABLE RESTRICTIONS MAY GIVE RISE TO A SUBSTANTIAL TAX UPON THE TRANSFEROR OR, IN CERTAIN CASES, UPON AN AGENT ACTING FOR THE TRANSFEREE. A PASS-THROUGH ENTITY THAT HOLDS THIS CLASS R CERTIFICATE AND THAT HAS A DISQUALIFIED ORGANIZATION AS A RECORD HOLDER IN ANY TAXABLE YEAR GENERALLY WILL BE SUBJECT TO A TAX FOR EACH SUCH YEAR EQUAL TO THE PRODUCT OF
(A) THE AMOUNT OF EXCESS INCLUSIONS WITH RESPECT TO THE PORTION OF THIS CERTIFICATE OWNED THROUGH SUCH PASS-THROUGH ENTITY BY SUCH DISQUALIFIED ORGANIZATION, AND (B) THE HIGHEST MARGINAL FEDERAL TAX RATE ON CORPORATIONS. FOR PURPOSES OF THE PRECEDING SENTENCE, THE TERM "PASS-THROUGH" ENTITY INCLUDES REGULATED INVESTMENT COMPANIES, REAL ESTATE INVESTMENT TRUSTS, COMMON TRUST FUNDS, PARTNERSHIPS, TRUSTS, ESTATES, COOPERATIVES TO WHICH PART I OF SUBCHAPTER T OF THE CODE APPLIES AND, EXCEPT AS PROVIDED IN REGULATIONS, NOMINEES.

          IN ADDITION, FOR TAXABLE YEARS BEGINNING AFTER DECEMBER 31, 1997, ALL PARTNERS OF CERTAIN ELECTING PARTNERSHIPS HAVING 100 OR MORE PARTNERS ("ELECTING LARGE PARTNERSHIPS") HOLDING A RESIDUAL INTEREST IN A REMIC SHALL BE TREATED AS DISQUALIFIED ORGANIZATIONS FOR PURPOSES OF THE TAX IMPOSED ON PASS-THROUGH ENTITIES UNDER SECTION 860E(E)(6) OF THE CODE. HOWEVER, THE ELECTING LARGE PARTNERSHIP WOULD BE ENTITLED TO EXCLUDE EXCESS INCLUSION INCOME FROM GROSS INCOME FOR PURPOSES OF DETERMINING THE TAXABLE INCOME OF ITS PARTNERS.

THIS TRUST CERTIFICATE HAS NO PRINCIPAL BALANCE.]

          "ELIGIBLE PURCHASER" means a corporation, partnership or other entity which it has reasonable grounds to believe and does believe can make representations with respect to itself to substantially the same effect as the representations set forth herein.

        Terms not otherwise defined shall have the meanings assigned to them in the Trust Agreement.

                                   Very truly yours,

                                   ---------------------------

                                   By:
                                      ------------------------
                                        (Authorized Officer)

                                                                   EXHIBIT D

                          FORM OF TRANSFEREE AFFIDAVIT


STATE OF                   )
                           )        : ss:
COUNTY OF                  )


          The undersigned, being first duly sworn, deposes and says as follows:

          1. The undersigned is a of , the proposed transferee (the "Transferee") of ____% Percentage Interest in a Class R Certificate (the "Certificate") issued pursuant to the Trust Agreement (the "Agreement"), dated as of May 31, 1999, between The Money Store Commercial Mortgage Inc. (the "Seller") and Chase Manhattan Bank Delaware, as Owner Trustee (the "Owner Trustee"), pursuant to which The Money Store Business Loan Backed Trust 1999-1 (the "Trust") was formed and the Trust issued its Class I, Class II, and Class R Certificates. The Transferee has authorized the undersigned to make this affidavit on behalf of the Transferee.

          2. The Transferee is, as of the date hereof, and will be, as of the date of the transfer, a Permitted Transferee. The Transferee is acquiring its Percentage Interest in the Certificate either (i) for its own account or (ii) as nominee, trustee or agent for another Person and has attached hereto an affidavit from such Person in substantially the same form as this affidavit. The Transferee has no knowledge that any such affidavit is false.

          3. The Transferee has been advised of, and understands that (i) a tax will be imposed on transfers of the Certificate to Persons that are not Permitted Transferees; (ii) such tax will be imposed on the transferor, or, if such transfer is through an agent (which includes a broker, nominee or middleman) for a Person that is not a Permitted Transferee, on the agent; and
(iii) the Person otherwise liable for the tax shall be relieved of liability for the tax if the subsequent Transferee furnished to such Person an affidavit that such subsequent Transferee is a Permitted Transferee and, at the time of transfer, such Person does not have actual knowledge that the affidavit is false.

          4. The Transferee has been advised of, and understands that a tax will be imposed on a "pass-through entity" holding the Certificate if at any time during the taxable year of the pass-through entity a Person that is not a Permitted Transferee is a record holder of an interest in such entity. The Transferee understands that such tax will not be imposed for any period with respect to which the record holder furnishes to the pass-through entity an affidavit that such record holder is a Permitted Transferee and the pass-through entity does not have actual knowledge that such affidavit is false. (For this purpose, a "pass-through entity" includes a regulated investment company, a real estate investment trust or common trust fund, a partnership trust or estate, and certain cooperatives and, except as may be provided in Treasury Regulations, persons holding interests in pass-through entities as a nominee for another Person.)

          5. The Transferee has reviewed the provisions of the Agreement and the restrictive legends contained on the face of the Certificate (which are incorporated herein by reference) and understands the legal consequences of the acquisition of a Percentage Interest in the Certificate including, without limitation, the restrictions on subsequent transfers and the provisions regarding voiding the transfer and mandatory sales. The Transferee expressly agrees to be bound by and to abide by the provisions of the Agreement and the restrictions noted on the face of the Certificate. The Transferee understands and agrees that any breach of any of the representations included herein shall render the transfer to the Transferee contemplated hereby null and void.

          6. The Transferee agrees to require a Transfer Affidavit from any Person to whom the Transferee attempts to transfer any or all of its Percentage Interest in the Certificate, and in connection with any transfer by a Person for whom the Transferee is acting as nominee, trustee or agent, and the Transferee will not transfer its Percentage Interest or cause any Percentage Interest to be transferred to any Person that the Transferee knows is not a Permitted Transferee. In connection with any such transfer by the Transferee, the Transferee agrees to deliver to the Trustee a certificate (a "Transferor Certificate") to the effect that it has no actual knowledge that the Person to which the transfer is to be made is not a Permitted Transferee.

          7. The Transferee's taxpayer identification number is _______________.

          8. Defined terms not defined herein have the meanings ascribed thereto in the Agreement.

         IN WITNESS WHEREOF, the Transferee has caused this instrument to be executed on its behalf, pursuant to authority of its Board of Directors, by its duly authorized officer, this ________________ day of ____, [19___] [20___].


                                   -----------------------------
                                   [Name of Transferee]


                                   By:
                                      -------------------------
                                      Name:
                                      Title:

STATE OF                   )
                           )        : ss:
COUNTY OF                  )


          Personally appeared before me the above-named , known or proved to me to be the same person who executed the foregoing instrument and to be the of the Transferee, and acknowledged that he executed the same as his free act and deed and the free act and deed of the Transferee.

         Subscribed and sworn before me this ____ day of ______, _____.



         NOTARY PUBLIC


         My Commission expires:___________________________